UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	98-0454144 (I.R.S. Employer Identification No.)
Suite 2015-600 Leopard Street, Corpus Christi, Texas 78473 Telephone: (361) 884-7474
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Randall Reneau President, Chief Executive Officer and Principal Executive Officer Suite 2015-600 Leopard Street, Corpus Christi, Texas 78473 Telephone: (361) 884-7474
(Name, address, including zip code, and telephone number, including area code, of agent for service)
From time to time after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

[ ] Large accelerated filer	[ ] Accelerated filer
[ ] Non-accelerated filer (Do not check if a smaller reporting company)	[X] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share(3)	12,500,000	$0.385	$4,812,500	$268.54
Common stock, par value $0.001 per share, underlying common stock purchase warrants(3)	12,500,000	$0.385	$4,812,500	$268.54
Common stock, par value $0.001 per share, underlying common stock purchase warrants(4)	477,500	$0.385	$183,837.50	$10.26
Common stock, par value $0.001 per share(5)	5,250,000	$0.385	$2,021,251	$112.79
Common stock, par value $0.001 per share, underlying common stock purchase warrants(5)	5,250,000	$0.385	$2,021,251	$112.79
Common stock, par value $0.001 per share, underlying common stock purchase warrants(6)	730,000	$0.385	$281,050	$15.68
Common stock, par value $0.001 per share, underlying common stock purchase warrants(7)	50,000	$0.385	$19,250	$1.07
Total	36,757,500	$0.385(8)	$14,151,637	$789.66

(1) Includes shares of our common stock, par value $0.001 per share, currently owned by the selling stockholders (each a "Selling Stockholder") and shares of common stock which are issuable upon exercise of warrants held by the Selling Stockholders, all of which may be offered pursuant to this registration statement. In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee, based on the average bid and asked price of our common stock quoted on the OTC Bulletin Board on November 20, 2009.

(3) On October 15, 2009, we issued an aggregate of 12,500,000 units at a price of $0.20 per unit, with each unit being comprised of one share of common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share of our common stock at a price of $0.35 per share until October 15, 2014.

(4) On October 15, 2009, we issued an aggregate of 477,500 finders' fee share purchase warrants, with each warrant entitling the holder to purchase one share of our common stock at a price of $0.35 per share until October 15, 2014.

(5) On November 13, 2009, we issued an aggregate of 5,250,000 units at a price of $0.20 per unit, with each unit being comprised of one share of common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share of our common stock at a price of $0.35 per share until November 13, 2014.

(6) On November 13, 2009, we issued an aggregate of 730,000 finders' fee share purchase warrants, with each warrant entitling the holder to purchase one share of our common stock at a price of $0.35 per share until November 13, 2014.

(7) On November 13, 2009, we issued an aggregate of 50,000 share purchase warrants issued as payment for prior business development services provided to us, with each warrant entitling the holder to purchase one share of our common stock at a price of $0.35 per share until November 13, 2014.

(8) Weighted average price per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

STRATEGIC AMERICAN OIL CORPORATION
a Nevada corporation

36,757,500 Shares of Common Stock

This prospectus relates to the resale of up to 36,757,500 shares of our common stock that may be sold, from time to time, by the selling stockholders (each, a "Selling Stockholder") named in this prospectus for their own account, consisting of:

  17,750,000 shares of our common stock that have been issued to certain of the Selling Stockholders; and

  19,007,500 shares of our common stock, issuable upon the exercise of outstanding common stock purchase warrants to acquire shares of our common stock by the Selling Stockholders.

These transactions are described in this prospectus under "Selling Stockholders."

Our common stock is listed for trading on the OTC Bulletin Board under the symbol "SGCA". On November 20, 2009, the low bid price of our common stock was $0.37 per share, the high ask price of our common stock was $0.40 per share, and the closing price was $0.39 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

It is anticipated that the Selling Stockholders will offer to sell the shares of common stock being offered in this prospectus at prevailing market prices of our common stock on the OTC Bulletin Board. Any Selling Stockholder may, in such Selling Stockholder's discretion, elect to sell such shares of common stock at fixed prices, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholders.

We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

The purchase of the securities offered by this prospectus involves a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled "Risk Factors" beginning on page 5 before buying any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is ◆ , 2009.

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The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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In this prospectus, unless otherwise specified: (i) references to "the Company", "our Company", "we", "us" or "our" mean Strategic American Oil Corporation and its wholly-owned subsidiary, Penasco Petroleum, Inc., unless the context otherwise requires, and (ii) references to "Penasco" mean Penasco Petroleum Inc., our wholly-owned subsidiary. All financial information is stated in United States dollars unless otherwise specified. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The Company

We are a natural resource exploration and production company engaged in the exploration, acquisition and development of oil and gas properties in the United States. We currently have an aggregate of approximately 395 gross (209 net) developed acres and approximately 14,297 gross (3,520 net) undeveloped acres pursuant to leases or acquisitions. Total developed and undeveloped acreage is approximately 14,691 gross acres (3,729 net). See "Description of Business and Properties" for more information.

We were incorporated under the laws of Nevada effective April 12, 2005. Our principal business offices are located at Suite 2015-600 Leopard Street, Corpus Christi, Texas 78473 and our telephone number is (361) 884-7474.

The Offering
The Issuer:	Strategic American Oil Corporation
The Selling Stockholders:

The Selling Stockholders are comprised of certain of our existing stockholders who acquired our shares as described below. The Selling Stockholders are named in this prospectus under "Selling Stockholders".

Shares Offered by the Selling Stockholders:	The Selling Stockholders are offering up to an aggregate of 36,757,500 shares of our common stock comprised of:

  12,500,000 shares of common stock and 12,500,000 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of 12,500,000 units at a price of $0.20 per unit in a private placement that closed on October 15, 2009;

  5,250,000 shares of common stock and 5,250,000 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 5,250,000 units at a price of $0.20 per unit in a private placement that closed on November 13, 2009;

477,500 shares of common stock issuable upon exercise of warrants issued pursuant to finders' fee agreements on October 15, 2009;
730,000 shares of common stock issuable upon exercise of warrants issued pursuant to finders' fee agreements on November 13, 2009; and
50,000 shares of common stock issuable upon exercise of warrants issued on November 13, 2009 as payment for prior business development services provided to us.
Offering Price:

The Selling Stockholders may sell their shares offered under this prospectus at prevailing market prices, privately negotiated prices or otherwise as set forth under "Plan of Distribution" in this prospectus.

Terms of the Offering:	The Selling Stockholders will determine when and how they will sell the common stock offered in this prospectus. Refer to "Plan of Distribution".
Termination of the Offering:	The offering will conclude when all of the 36,757,500 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. We will receive proceeds in the event that any warrants are exercised.
Market for our Common Stock:

Our common stock is listed for trading on the OTC Bulletin Board under the symbol "SGCA". On November 20, 2009, the low bid price of our common stock was $0.37 per share, the high ask price of our common stock was $0.40 per share, and the closing price was $0.39 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

Outstanding Shares of Common Stock:	There were 48,264,135 shares of common stock outstanding as of November 20, 2009.
Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Summary of Financial Data

The following consolidated financial data has been derived from and should be read in conjunction with: (i) our audited consolidated financial statements as at July 31, 2009 and 2008, or the period from inception (April 12, 2005) to July 31, 2009, together with the notes to these financial statements; and (ii) the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operations", included elsewhere herein.

We were incorporated under the laws of Nevada in April 2005. We began the production of oil in September 2006. Accordingly, the financial information provided below may not be comparable from period to period.

Balance Sheet Data

	As at July 31, 2009	As at July 31, 2008	As at July 31, 2007
	(Audited)	(Audited)	(Audited)
Cash	$ 18,793	$ 67,650	$ 667,722
Working capital (deficit)	(807,435)	(164,287)	652,607
Total assets	1,469,871	1,644,962	1,945,131
Total liabilities	928,441	478,457	112,214
Total stockholders' equity	541,430	1,166,505	1,832,917

Statement of Operations Data

	For the Period from Inception (April 12, 2005) to July 31, 2009	Year Ended July 31, 2009	Year Ended July 31, 2008	Year Ended July 31, 2007
	(Audited)	(Audited)	(Audited)	(Audited)

Oil and gas revenues	$ 2,265,111	$ 490,991	$ 1,072,380	$ 701,740

Expenses
Consulting	1,995,432	975,606	541,249	449,909
Consulting, stock-based	1,571,405	661,016	104,222	856,167
Depreciation and depletion	211,467	80,303	57,676	73,383
Direct operating costs	1,709,988	389,547	657,050	663,391
General and administrative	420,842	165,254	116,546	100,726
Impairment of oil and gas properties	233,306	-	-	158,800
Interest and financing charges	64,986	64,986	-	-
Management fees	1,047,325	343,768	340,933	195,488
Management fees, stock based	1,656,000	456,000	-	1,200,000
Professional fees	615,649	156,710	359,106	68,211
Travel and promotion	338,203	59,519	112,032	106,529

	9,864,603	3,302,709	2,288,814	3,872,604

Loss before other items	(7,599,492)	(2,811,718)	(1,216,434)	(3,170,864)
Other Items
Interest and other income	8,288	8,288	-	-
Foreign exchange gain	20,927	20,927	-	-

Net loss	$ (7,570,277)	$ (2,782,503)	$ (1,216,434)	$ (3,170,864)

Net loss per share		$ 0.10	$ 0.04	$ 0.13

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

Because we have only recently commenced business operations, we face a high risk of business failure.

We were incorporated on April 12, 2005 and originally planned to explore for gold and other minerals, but we soon shifted our focus to oil and gas exploration. We began production of oil in August 2006 with the acquisition of the Holt, Strahan and McKay leases in Franklin and Richland Parish, Louisiana, but to date, we have earned limited revenues and have not achieved profitability. Potential investors should be aware of the difficulties normally encountered by exploration stage companies and the high rate of failure of such enterprises. These potential problems include, but are not limited to, unanticipated problems relating to costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we may never achieve profitable operations.

We expect to incur operating losses for the foreseeable future, and if we are unable to generate significant revenues, our business will likely fail.

We have earned limited revenues and we have never been profitable. Going forward, we anticipate that we will incur increased operating expenses without realizing any significant revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from our properties, our business will likely fail.

We may not be able to effectively manage the demands required of a new business in our industry, such that we may be unable to successfully implement our business plan or achieve profitability.

We have earned limited revenues to date and we have never been profitable. We may not be able to effectively execute our business plan or manage any growth, if any, of our business. Future development and operating results will depend on many factors, including access to adequate capital, the demand for oil and gas, price competition, our success in setting up and expanding distribution channels and whether we can control costs. Many of these factors are beyond our control. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the oil and gas industry, which is characterized by intense competition, rapid technological change, highly litigious competitors and significant regulation. If we are unable to address these matters, or any of them, then we may not be able to successfully implement our business plan or achieve revenues or profitability.

Because we have earned limited revenues from operations, all our capital requirements have been met through financing and we may not be able to continue to find financing to meet our operating requirements.

We will need to obtain additional financing in order to pursue our business plan. As of July 31, 2009, we had cash on hand of $18,793 and a working capital deficit of $807,435. Our business plan calls for expenses of approximately $2,600,000 over the next twelve months in connection with the exploration and development of our properties. On October 15, 2009, we completed a private placement for gross proceeds of $2,500,000 (and net proceeds of approximately $2,000,000). On November 13, 2009, we completed a private placement for gross proceeds of $1,050,000 (and net proceeds of approximately $1,000,000). As such, we estimate we will have sufficient funds to cover our planned operations over the next twelve months. However, our actual expenditures may exceed our estimations such that we may need to receive additional funds to fund our planned operations over the next twelve months. We may not be able to obtain such financing at all or in amounts that would be sufficient for us to meet our current and expected working capital needs. It is not anticipated that any of our officers, directors or current stockholders will provide any significant portion of our financing requirements. Furthermore, in the event that our plans change, our assumptions change or prove inaccurate, we could be required to seek additional financing in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on us, including possibly requiring us to significantly curtail or possibly cease our operations. In addition, any future equity financing may involve substantial dilution to our existing stockholders.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended July 31, 2008 and 2009, and for the period from inception to July 31, 2009 have been prepared assuming that we will continue as a going concern. Since inception to July 31, 2009, we have incurred an accumulated net loss of $7,570,277, and our auditors have expressed substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Because we have a history of losses and anticipate continued losses unless and until we are able to generate sufficient revenues to support our operations, we may lack the financial stability required to continue operations.

Since inception we have suffered recurring losses. We have funded our operations through the issuance of common stock in order to meet our strategic objectives. Our current level of oil production is not sufficient to completely fund our exploration and development budget, such that we will require additional financing in order to pursue our plan of operations. We anticipate that our losses will continue until such time, if ever, as we are able to generate sufficient revenues to support our operations. Our ability to generate revenue primarily depends on our success in developing our properties. We may not be able to adequately develop our properties, attain revenues or achieve profitable operations, in which case our business would fail.

Oil and gas resources, even if discovered, may not be commercially viable, which would cause our business to fail.

Even if oil and gas resources are discovered on our properties, we may not be able to achieve commercial production at all or at a level that would be sufficient to pay drilling and completion costs. Our properties may not contain commercial quantities of oil and gas. In addition, the cost of drilling, completing and operating wells is often uncertain. Drilling operations on our properties or on properties we may acquire in the future may be curtailed, delayed or cancelled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit or a recovery of drilling, completion and operating costs. As a result, our business, results of operations and financial condition may be materially adversely affected.

Actual production, revenues and expenditures with respect to reserves will likely vary from estimates, which could have a material adverse effect on our business, results of operations and financial condition.

There are numerous uncertainties inherent in estimating oil and natural gas reserves and their estimated values, including many factors beyond the control of the producer. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and natural gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers but at different times may vary substantially, and such reserve estimates may be subject to downward or upward adjustment based upon such factors. Actual production, revenues and expenditures with respect to reserves will likely vary from estimates, when and if made, and such variances may be material, which could have a material adverse effect on our business, results of operations and financial condition.

Our future oil and natural gas production is highly dependent upon our ability to find or acquire reserves.

In general, the volume of production from oil and natural gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Except to the extent we conduct successful exploration and development activities or acquire properties containing proved reserves, or both, our proved reserves, if any, will decline as reserves are produced. Our future oil and natural gas production is, therefore, highly dependent upon our level of success in finding or acquiring reserves in the future. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and natural gas reserves would be impaired. The failure of an operator of our wells to adequately perform operations, or such operator's breach of the applicable agreements, could adversely impact us. In addition, we may not obtain additional proved reserves or be able to drill productive wells at acceptable costs, in which case our business would fail.

Oil and gas resources may contain certain hazards which may, in turn, create certain liabilities or prevent the resources from being commercially viable.

Our properties may contain hazards such as unusual or unexpected formations and other conditions. Our projects may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills, against which we cannot insure or against which we may decide to not insure. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and/or result in personal injury. Costs or liabilities related to those events would have a material adverse effect on our business, results of operations, financial condition and cash flows.

Oil and gas prices are highly volatile, and a decline in oil and gas prices could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Oil and gas prices and markets are highly volatile. Prices for oil and gas are subject to significant fluctuation in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and a variety of additional factors. Our profitability will be substantially dependent on prevailing prices for natural gas and oil. The amounts of and prices obtainable for our oil and gas production may be affected by market factors beyond our control, such as:

  the extent of domestic production;

  the amount of imports of foreign oil and gas;

  the market demand on a regional, national and worldwide basis;

  domestic and foreign economic conditions that determine levels of industrial production;

  political events in foreign oil-producing regions; and

  variations in governmental regulations and tax laws or the imposition of new governmental requirements upon the oil and gas industry.

These factors or any one of them could result in the decline in oil and gas prices, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

As a result of our intensely competitive industry, we may not gain enough market share to be profitable.

We compete in the sale of oil and natural gas on the basis of price and on the ability to deliver products. The oil and natural gas industry is intensely competitive in all phases, including the exploration for new production and the acquisition of equipment and labor necessary to conduct drilling activities. The competition comes from numerous major oil companies as well as numerous other independent operators in the United States and elsewhere. Because we are pursuing potentially large markets, our competitors include major, multinational oil and gas companies. There is also competition between the oil and natural gas industry and other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers. We are a minor participant in the industry and compete in the oil and natural gas industry with many other companies having far greater financial, technical and other resources. If we are unable to compete successfully, we may never be able to sell enough product at a price sufficient to permit us to generate profits.

The oil and natural gas market is heavily regulated, and existing or subsequently enacted laws or regulations could limit our production, increase compliance costs or otherwise adversely impact our operations or revenues.

We are subject to various federal, state and local laws and regulations. These laws and regulations govern safety, exploration, development, taxation and environmental matters that are related to the oil and natural gas industry. To conserve oil and natural gas supplies, regulatory agencies may impose price controls and may limit our production. Certain laws and regulations require drilling permits, govern the spacing of wells and the prevention of waste and limit the total number of wells drilled or the total allowable production from successful wells. Other laws and regulations govern the handling, storage, transportation and disposal of oil and natural gas and any by-products produced in oil and natural gas operations. These laws and regulations could materially adversely impact our operations and our revenues.

Laws and regulations that affect us may change from time to time in response to economic or political conditions. Thus, we must also consider the impact of future laws and regulations that may be passed in the jurisdictions where we operate. We anticipate that future laws and regulations related to the oil and natural gas industry will become increasingly stringent and cause us to incur substantial compliance costs.

The nature of our operations exposes us to environmental liabilities.

Our operations create the risk of environmental liabilities. We may incur liability to governments or to third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water. We could potentially discharge oil or natural gas into the environment in any of the following ways:

  from a well or drilling equipment at a drill site;

  from a leak in storage tanks, pipelines or other gathering and transportation facilities;

  from damage to oil or natural gas wells resulting from accidents during normal operations; or

  from blowouts, cratering or explosions.

Environmental discharges may move through the soil to water supplies or adjoining properties, giving rise to additional liabilities. Some laws and regulations could impose liability for failure to obtain the proper permits for, to control the use of, or to notify the proper authorities of a hazardous discharge. Such liability could have a material adverse effect on our financial condition and our results of operations and could possibly cause our operations to be suspended or terminated on such property.

We may also be liable for any environmental hazards created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. Such liability would affect the costs of our acquisition of those properties. In connection with any of these environmental violations, we may also be charged with remedial costs. Pollution and similar environmental risks generally are not fully insurable.

We could lose or fail to attract the personnel necessary to run our business.

Our success depends, to a large extent, on our ability to attract and retain key management and operating personnel. As we develop additional capabilities and expand the scope of our operations, we will require more skilled personnel. Recruiting personnel for the oil and gas industry is highly competitive. We may not be able to attract and retain qualified executive, managerial and technical personnel needed for our business. Our failure to attract or retain qualified personnel could delay or result in our inability to complete our business plan.

Our directors may experience conflicts of interest which may detrimentally affect our profitability.

Certain directors and officers may be engaged in, or may in the future be engaged in, other business activities on their own behalf and on behalf of other companies and, as a result of these and other activities, such directors and officers may become subject to conflicts of interest, which could have a material adverse effect on our business.

Some of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

Risks Related to Our Common Stock

The trading price of our common stock may be volatile.

The price of our common shares may increase or decrease in response to a number of events and factors, including: trends in the oil and gas markets in which we operate; changes in the market price of oil and gas; current events affecting the economic situation in North America; changes in financial estimates; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of our common shares. These factors, or any of them, may materially adversely affect the prices of our common shares regardless of our operating performance.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our common stock will be subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our common stock is quoted on the OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer when recommending the investment to that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of copper, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of ore reserve development and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the Selling Stockholders. All proceeds from the sale of the shares will be for the account of the Selling Stockholders, as described below in the sections of this prospectus entitled "Selling Stockholders" and "Plan of Distribution". We will, however, incur all costs associated with this prospectus and the registration statement of which this prospectus forms a part.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell their shares offered under this prospectus at prevailing market prices, privately negotiated prices or otherwise as set forth under "Plan of Distribution" in this prospectus.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering all of the 36,757,500 shares of common stock offered through this prospectus, consisting of:

  17,750,000 shares of our common stock that has been issued to certain of the Selling Stockholders; and

  19,007,500 shares of our common stock, issuable upon the exercise of outstanding common stock purchase warrants to acquire shares of our common stock by the Selling Stockholders.

The 36,757,500 shares of our common stock offered by the Selling Stockholders are comprised of:

  12,500,000 shares of common stock and 12,500,000 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of 12,500,000 units at a price of $0.20 per unit on October 15, 2009 (the warrants are issuable at an exercise price of $0.35 per warrant share until October 15, 2014);

  5,250,000 shares of common stock and 5,250,000 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 5,250,000 units at a price of $0.20 per unit on November 13, 2009 (the warrants are issuable at an exercise price of $0.35 per warrant share until November 13, 2014);

  477,500 shares of common stock issuable upon exercise of warrants issued pursuant to finders' fee agreements on October 15, 2009 (the warrants are issuable at an exercise price of $0.35 per warrant share until October 15, 2014);

  730,000 shares of common stock issuable upon exercise of warrants issued pursuant to finders' fee agreements on November 13, 2009 (the warrants are issuable at an exercise price of $0.35 per warrant share until November 13, 2014); and

  50,000 shares of common stock issuable upon exercise of warrants issued on November 13, 2009 as payment for prior business development services provided to us (the warrants are issuable at an exercise price of $0.35 per warrant share until November 13, 2014).

The following table sets forth certain information regarding the ownership of our shares of common stock to be sold by the Selling Stockholders as of the date of the registration statement of which this prospectus forms a part. The number of shares to be offered by the Selling Stockholders include both the shares issued in the private placement transactions and the shares issuable to the Selling Stockholders upon exercise of the warrants described above.

Information with respect to ownership is based upon information obtained from the Selling Stockholders. Information with respect to "Shares Owned Prior to this Offering" includes the shares issuable upon exercise of warrants held by the Selling Stockholders. The "Shares to be Offered under this Prospectus" includes the shares acquired by the Selling Stockholders in the transactions described above and shares that are issuable upon exercise of the warrants acquired in such transactions. Information with respect to "Shares Owned After this Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common stock by the Selling Stockholders. Except as described below and to our knowledge, the Selling Stockholders own and have sole voting and investment power over all shares or rights to these shares. Except for their ownership of common stock or otherwise as described below, none of the Selling Stockholders had or have any material relationship with us.

Because a Selling Stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as at the date hereof as to the number of common shares actually to be offered for sale by a Selling Stockholder or as to the number of common shares that will be held by a Selling Stockholder upon the termination of such offering.
Name of Selling Stockholder	Shares Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Owned After Offering	Percentage of Issued and Outstanding Shares(2)
Bristol Investment Fund, Ltd. (3)	5,434,400	4,350,000	1,084,400	2.2%
GRQ Consultants Inc. Defined Benefit Plan(4)	5,000,000	5,000,000	Nil	Nil
Barry Honig	2,908,907	1,250,000	1,658,907	3.4%
Michael & Betsy Brauser Tenants by Entirety	3,750,000	3,750,000	Nil	Nil
KC50, LLC(5)	450,000	450,000	Nil	Nil
CEORF (Nevis), LLC(6)	300,000	300,000	Nil	Nil
Musgrave Investments Ltd. (7)	400,000	400,000	Nil	Nil
Douglas Johnson	2,000,000	2,000,000	Nil	Nil
Alykhan Jiwa	600,000	500,000	100,000	Less than 1%
Camille Henderson	200,000	200,000	Nil	Nil
Douglas Casey	1,840,000	1,000,000	840,000	1.7%
Sam Hirji	491,428	250,000	241,428	Less than 1%
Salim Jiwa	500,000	500,000	Nil	Nil
Lipman Capital Group Retirement Plan(8)	200,000	200,000	Nil	Nil
John C. Lipman	223,000	223,000	Nil	Nil
Rahn & Bodmer Co. (9)	1,000,000	1,000,000	Nil	Nil
Boucheron Investments, Inc. (10)	2,000,000	2,000,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Owned After Offering	Percentage of Issued and Outstanding Shares(2)
D. Greg Hall	250,000	250,000	Nil	Nil
Andrew Bowering	500,000	500,000	Nil	Nil
John Philip Mappin	300,000	300,000	Nil	Nil
Copper Eagle, Inc. (11)	1,600,000	1,600,000	Nil	Nil
Joseph J. Lavin	50,000	50,000	Nil	Nil
Barkatali Lalani	100,000	100,000	Nil	Nil
Jimmy N. Thomas	726,000	176,000	550,000	1.1%
Leonard G. Garcia(12)	1,999,650	99,650	1,900,000	3.9%
Randall Reneau(13)	2,219,250	319,250	1,900,000	3.9%
Alan Lindsay & Associates(14)	782,404	782,404	Nil	Nil
Deborah Price(15)	372,696	372,696	Nil	Nil
Oliver-Barret Lindsay(16)	1,460,000	1,250,000	210,000	Less than 1%
Dale R. Bennett	350,000	100,000	250,000	Less than 1%
Jonathan Honig	2,000,000	2,000,000	Nil	Nil
Adam Lundin	100,000	100,000	Nil	Nil
Francesco Aquilini	400,000	400,000	Nil	Nil
Douglas Varley	250,000	250,000	Nil	Nil
Forte Investment Group, Inc. (17)	650,000	650,000	Nil	Nil
Matchpoint International Limited(18)	2,400,000	2,400,000	Nil	Nil
Lovell Capital Corp.(19)	1,556,073	977,500	578,573	1.2%
T.R. Winston & Company LLC(20)	165,000	165,000	Nil	Nil
EarlyBirdCapital, Inc.(21)	246,000	246,000	Nil	Nil
Steven Levine	123,000	123,000	Nil	Nil
David Nussbaum	123,000	123,000	Nil	Nil
Bruce Nicholson	307,666	25,000	282,666	Less than 1%
Bill Blume	25,000	25,000	Nil	Nil
Total	46,353,474	36,757,500	9,595,974	18.6%

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.

(2) The applicable percentage of ownership is based on 48,264,135 shares of our common stock issued and outstanding as of November 20, 2009. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of the acquisition rights as described in note 1 above.

(3) Bristol Capital Advisors, LLC ("BCA") is the investment advisor to Bristol Investment Fund, Ltd. ("Bristol"). Paul Kessler is the manager of BCA and as such has voting and investment control over the securities held by Bristol. Mr. Kessler disclaims beneficial ownership of these securities.

(4) Barry Honig has voting and investment control over the securities held by GRQ Consultants Inc. Defined Benefit Plan.

(5) Ernst Pernet has voting and investment control over the securities held by KC50, LLC.

(6) Ernst Pernet has voting and investment control over the securities held by CEORF (Nevis), LLC.

(7) Peter Grut has voting and investment control over the securities held by Musgrave Investments Ltd.

(8) John C. Lipman has voting and investment control over the securities held by Lipman Capital Group Retirement Plan.

(9) Reto Dosch has voting and investment control over the securities held by Rahn & Bodmer Co.

(10) Ruben Barnett has voting and investment control over the securities held by Boucheron Investments, Inc.

(11) Meyvis Sanchez has voting and investment control over the securities held by Copper Eagle, Inc.

(12) Leonard Garcia is one of the directors of our Company.

(13) Randall Reneau is the President and a director of our Company.

(14) Alan Lindsay, one of our directors, has voting and investment control over the securities. In addition, Alan Lindsay is the father of Johnathan Lindsay, one of our officers and directors.

(15) Deborah Price is the wife of Johnathan Lindsay, an officer and director of our Company.

(16) Oliver-Barret Lindsay is the adult son of Alan Lindsay, one of our directors.

(17) Plutarco Cohen has voting and investment control over the securities held by Forte Investment Group, Inc.

(18) Donna A. Trott and Janice C. Duffy have voting and investment control over the securities held by Matchpoint International Limited.

(19) Daniel MacMullin has voting and investment control over the securities held by Lovell Capital Corp.

(20) G. Tyler Runnels has voting and investment control over the securities held by T.R. Winston & Company LLC.

(21) Steven Levine has voting and investment control over the securities held by EarlyBirdCapital, Inc.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  a combination of any such methods of sale; or

  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) November 13, 2014. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share. As of November 20, 2009, there were 48,264,135 shares of our common stock issued and outstanding.

As set forth above in the section of this prospectus entitled "Selling Stockholders", the registration statement of which this prospectus forms a part relates to the registration of:

  17,750,000 shares of our common stock that have been issued to certain of the Selling Stockholders; and

  19,007,500 shares of our common stock, issuable upon the exercise of outstanding stock purchase warrants to acquire shares of our common stock by the Selling Stockholders.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote, except that at all elections of directors, each stockholder shall be entitled to as many votes as shall be equal to the number of such stockholder's shares of capital stock entitled to vote, multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may cast such votes among several directors. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds. The payment of dividends is at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Stock Purchase Warrants

As indicated above, the registration statement of which this prospectus forms a part relates to the registration of 36,757,500 shares of our common stock, including 19,007,500 shares issuable upon the exercise of outstanding stock purchase warrants to acquire shares of our common stock. The characteristics of such stock purchase warrants are as follows:

  12,977,500 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $0.35 per share, for a period of 5 years expiring on October 15, 2014; and

  6,030,000 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $0.35 per share, for the period of 5 years expiring on November 13, 2014.

The warrants contain a price protection provision, such that in the event that the Company issues shares or rights to acquire shares at a price less than the exercise price of the warrants, the exercise price per warrant share will be reduced to equal such lower price and the number of warrant shares issuable pursuant to the warrants shall be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price per warrant share, equals the aggregate exercise price prior to such adjustment, provided that the number of additional warrant shares issuable pursuant to any warrant shall not, in the aggregate, exceed the number of warrant shares originally issuable under such warrant.

DESCRIPTION OF BUSINESS AND PROPERTIES

Corporate Organization

We were incorporated under the laws of the State of Nevada on April 12, 2005 under the name "Carlin Gold Corporation". On July 19, 2005, we changed our name to "Nevada Gold Corp.". On October 18, 2005, we changed our name to "Gulf States Energy, Inc." and increased our authorized capital from 100,000,000 shares of common stock to 500,000,000 shares of common stock, par value $0.001 per share. On September 5, 2006, we changed our name to "Strategic American Oil Corporation".

We own 100% of the issued and outstanding share capital of Penasco, which was formed under the laws of the State of Nevada on November 23, 2005.

Our principal offices are located at Suite 2015, 600 Leopard Street, Corpus Christi, Texas, 78473. Our telephone number is (361) 884-7474 and our fax number is (512) 233-2531.

General

We are a natural resource exploration and production company engaged in the exploration, acquisition and development of oil and gas properties in the United States. We maintain an aggregate of approximately 395 gross (209 net) developed acres and approximately 14,297 gross (3,520 net) undeveloped acres pursuant to leases or acquisitions as described below. Of that acreage, we maintain approximately 176 gross (132 net) developed acres in Louisiana, 219 gross (77 net) developed acres in Texas, 2,994 gross (2,790 net) undeveloped acres in Illinois, 160 gross (150 net) undeveloped acres in Louisiana, 11,000 gross (440 net) undeveloped acres in Oklahoma, and 143 gross (140 net) undeveloped acres in Texas. Total developed and undeveloped acreage is approximately 14,691 gross acres (3,729 net).

Exploration Activities

Our oil and gas interests are as follows:

The Welder Lease (Barge Canal), Texas

On November 16, 2006 we completed an assignment and purchase agreement with OPEX Energy, LLC with an effective date of August 1, 2006. Under the terms of the agreement, we acquired a 100% working interest (90% after payout) and a 72.5% net revenue interest (65.25% after payout) in approximately 81 acres of an oil and gas lease (the "Welder Lease") located in Calhoun County, Texas. At the time of the acquisition, the two wells on the Welder lease were producing assets.

As of the date of this prospectus, two wells are producing gas and oil from the property. The wells are operated using a gas lift system. A third well is utilized for salt water disposal. The wells have additional proven non-producing zones behind pipe. We intend to develop the proved developed non-producing (PDNP) zones as current producing horizons deplete.

South Delhi/Big Creek Field, Louisiana

On August 24, 2006, we entered into an assignment of oil and gas interests purchase agreement with Energy Program Accompany, LLC (the "EPA Purchase Agreement"). At the time of the acquisition, one of four wells on the Holt lease, the one well on the Strahan lease, and no wells on the McKay lease were producing assets. Under the terms of the EPA Purchase Agreement, we paid $250,000 to acquire the Holt Lease, the Strahan Lease and the McKay Lease, as described below.

The Holt Lease

Pursuant to the EPA Purchase Agreement, we acquired a 97% working interest and an 81.25% net revenue interest in approximately 136 acres in Franklin Parish, Louisiana (the "Holt Lease").

In the months following the acquisition, we re-worked the Holt No. 10 well, pulling the well and replacing the rods, tubing and downhole pump. For Holt No. 24, we pulled the well, replaced the rods, tubing and downhole pump. On Holt No. 22, we pulled the well, replaced the tubing, rods and downhole pump. We also installed new surface pumping unit (320 pump jack). For the salt water disposal well, we cleaned up and installed a new triplex pump. We built new all weather roads to wells and built new tank battery (oil storage tanks and separators) for Holt No. 22 and 24. We also buried flow lines (oil and salt water), installed overhead power to all wells with transformer capable of handling additional load (wells), removed old tanks and separators, and built an equipment storage location.

As of the date of this prospectus, we are producing oil from the Holt No.'s 10 and 22 wells. The Holt No. 4 and 24 wells are off-line pending workover or offset drilling. The Holt No. 15 well is utilized as a salt water disposal well.

The Strahan Lease

Pursuant to the EPA Purchase Agreement, we acquired a 100% working interest and an 81.25% net revenue interest in approximately 40 acres in Richland Parish, Louisiana (the "Strahan Lease").

As of the date of this prospectus, we are producing oil from the Strahan No. 1 well.

The McKay Lease

Pursuant to the EPA Purchase Agreement, we acquired a 100% working interest and an 82.08% net revenue interest in approximately 80 acres in Richland Parish, Louisiana (the "McKay Lease").

On the McKay lease, we re-worked the well but did not improve production. On November 1, 2008 we assigned 100% of our interest in and to the McKay No. 1 well bore and leasehold. Pursuant to the Assignment Agreement, we retained ownership to all surface equipment, which was subsequently moved to our Holt Lease in Franklin Parish. Additionally, all plugging liabilities were transferred to the purchaser and we retained no ORRI or working interest in the McKay No. 1 well.

Assignment of Interests to Tradestar Resources Corporation

In conjunction with our acquisition of the Holt Lease, the Strahan Lease and the McKay Lease, we assigned a 25% working interest with respect to each lease to Tradestar Resources Corporation ("Tradestar Resources") as a finder's fee. The 25% working interest consisted of two parts, (i) a 12.5% working interest assigned upon acquisition of the leases, and (ii) a 12.5% back in assigned with an effective date of January 1, 2007. Tradestar Energy Inc. ("Tradestar Energy"), a wholly owned subsidiary of Tradestar Resources Corporation, became the operator of record for the Holt, Strahan and McKay Leases as of December 1, 2007.

Janssen Lease, Texas

In October 2005, we entered into an agreement to purchase a 25% working interest and an 18.75% net revenue interest in approximately 138 acres of an oil and gas lease (the "Janssen Lease") located in Karnes County, Texas. This lease interest was acquired from Rockwell Energy. An unsuccessful attempt was made to re-enter and re-complete a Roeder gas sand at 10,300 feet using side track drilling techniques. As the original lease was set to expire, we negotiated a new oil and gas lease with the mineral owners and farmed out 97% of the working interest to ETG Energy Resources. We retained a 3% working interest on any producing zones and a 5% non-promoted option to participate in any offset drilling within the leased area. ETG successfully re-completed in the Roeder Sand and the Janssen A-1 well is currently producing between 250-300 mcf gas per day and approximately six (6) barrels per day of condensate.

Koliba Lease, Texas

Through the date of this prospectus, we have entered into to several lease agreements with certain mineral owners of a 79 acre tract (the "Koliba Lease") in Victoria County, Texas. To date, we have leased over 95% of the minerals with additional leases pending. Additionally, we acquired an Assignment of oil and gas leases on 64 adjacent and contiguous acres from Ensley Properties, Inc. This Assignment includes several leases with numerous mineral owners. We paid $70,000 to Ensley Properties, Inc. for this Assignment. The property underlying these lease agreements is located near our Welder lease and has one shut-in oil/gas well. The well has proven oil and gas zones behind pipe that previously produced 30 Bbls oil per day plus water. The well is in close proximity to our Welder gas sales line and salt water disposal system. We will drill one well as an offset to the former Koliba No. 1 well, and will retain a carried 25% interest to casing point.

Little Mule Creek Project, Oklahoma

In October 2007, we entered into an agreement with Marmik Oil Company ("Marmik") of Eldorado, Arkansas to purchase a 4.0% working interest in the Little Mule Creek Project located in Alfalfa and Woods Counties, Oklahoma. Our interest is subject to a 25% back in after payout, which would reduce our interest to 3.0%. The prospect consists of nearly 11,550 acres. An initial horizontal well (RRC#1-19) was spudded in around January 9, 2008 and was drilled vertically to 4,950 feet and then drilled horizontally approximately 1,867 feet to a total vertical depth of approximately 5350 feet. The main target zone is the Maquoketa dolomitic shale. The Maquoketa zone produces from a number of vertical wells in the lease area, but this will be the first horizontal drilling in the field. There are approximately 160 drilling locations within the current leased area. In addition to the Maquoketa zone, three other potentially productive zones are present in the prospect area: Tonkawa Sands at 4,500 feet, Mississippian Chat at 4,900 feet and Misner Sand at 5,000 feet. The initial well was drilled and tested and deemed to be uneconomic for commercial oil and gas production. We signed a consent to plug and abandon the well on February 18, 2009. Accordingly, acquisition and development costs of $163,773 were impaired during the year and added to the full cost pool, which is amortized on a unit-of-production basis.

Oakdale NE, Donoho, Markum City and DST Prospects, Illinois

Through the date of this prospectus, we have entered into numerous oil and gas leases in Jefferson County, Illinois. Currently these leases total approximately 2,994 gross acres pursuant to which we have a working interest of 100% and a net revenue interest of 87.5%. We plan to drill one or more wells during 2010 offsetting past producing wells (Oakdale North Field) to a depth of approximately 4,000 feet.

Recent Activities

Much of the developed leasehold in Louisiana is adjacent to offset production. A number of offset in-field drilling locations are indicated. Additionally, Denbury Resources, Inc. (NYSE: DNR) has acquired a substantial acreage position in the Delhi-Holt-Bryant Unit in the immediate area of our holdings. Denbury has begun work to institute a tertiary carbon dioxide flood and are shooting 3-D seismic in the immediate area of our leases. We are currently negotiating to purchase a 220 acre lease containing five wells and one salt water disposal well in the area of our Strahan and McKay Leases (Richland Parish, Louisiana). We have leased 93.82% of 81.25% net revenue mineral interests in the Dixon 160 acre tract in Franklin Parish, Louisiana. The Dixon lease has two temporarily abandoned oil wells that will be re-worked, re-equipped and put back into production. The lease also has one (1) currently permitted salt water disposal well. Tradestar Resources can earn a 50% interest in the Dixon lease by paying 100% of the cost of re-establishing production. Tradestar Energy will operate the lease for us.

Our undeveloped acreage in the Illinois basin is adjacent to current or past producing wells. Drilling and completion costs are lower than in many other producing basins and the net revenues are higher. Our leases in Illinois average 87.5% net revenue interest with 100% working interest. Multiple pay zones are indicated in leasehold areas including the Cypress, Levias, Aux Vases, Ste. Genevieve, Salem, Saint Lewis and Warsaw formations. Maximum drill depths will be approximately 4,000 feet.

Additionally, the potential for "reef" type structures is considered high in several of our leasehold areas. Negotiations are underway with possible joint venture partners for the funding of 3-D seismic surveys in order to identify possible reef drilling targets. We are also currently evaluating oil well logs, maps and other data in the Welder (Barge Canal) lease area (Texas). Initial reviews indicate the potential for possible offset drilling sites.

We continue to review and evaluate submittals on properties in Louisiana, Texas, Illinois and other areas of the continental United States.

Productive Wells

The following table sets forth information regarding the total gross and net productive wells, expressed separately for oil and gas. All of our productive oil and gas wells were located in Texas and Louisiana. For the purposes of this subsection: (i) one or more completions in the same bore hole have been counted as one well, and (ii) a well with one or multiple completions at least one of which is an oil completion has been classified as an oil well. We do not have any wells with multiple completions.

	Number of Operating Wells

	Oil		Gas
	Gross	Net	Gross	Net

Louisiana	4	3.00
Texas	2	2.00	1	0.03

	6	5.00	1	0.03

A productive well is an exploratory well, development well, producing well or well capable of production, but does not include a dry well. A dry well, or a hole, is an exploratory or a development well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

A gross well is a well in which a working interest is owned, and a net well is the result obtained when the sum of fractional ownership working interests in gross wells equals one. The number of gross wells is the total number of wells in which a working interest is owned, and the number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof. The "completion" of a well means the installation of permanent equipment for the production of oil or gas, or, in the case of a dry hole, to the reporting of abandonment to the appropriate agency.

Production and Price History

We began production of oil in August 2006 with the acquisition of the Holt, Strahan and McKay leases in Franklin and Richland Parish, Louisiana. In November 2006, we completed the acquisition of the Welder lease in Calhoun County, Texas, which produces both oil and gas. The effective date of the Welder acquisition was August 1, 2006 and accordingly, production results from the effective date through the closing date have been included in operating results. The table below sets forth the net quantities of oil and gas production, net of royalties, attributable to us from initial production in August 2006 through July 31, 2009. For the purposes of this table, the following terms have the following meanings: (i) "Bbl" means one stock tank barrel or 42 U.S. gallons liquid volume; (ii) "MBbls" means one thousand barrels of oil; (iii) "Mcf" means one thousand cubic feet; (iv) "Mcfe" means one thousand cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of oil; (v) "MMcfe/d" means one million cubic feet equivalent per day, determined by using the ratio of six Mcf of natural gas to one Bbl of oil; and (vi) "MMcf" means one million cubic feet.

	For the Year Ended July 31, 2009	For the Year Ended July 31, 2008	Period from Inception to July 31, 2009

Production Data
Oil (MBbls)	6.5	9.4	26.0
Natural gas (MMcf)	16.6	12.8	47.2
Total (MMcfe)	55.6	69.8	203.2
Average Prices:
Oil (per Bbl)	$ 62.98	$ 102.07	$ 76.14
Natural gas (per Mcf)	$ 4.69	$ 7.79	$ 5.98
Total (per Mcfe)	$ 8.76	$ 15.32	$ 11.13
Average Costs (per Mcfe):
Lease operating expenses(1)	$ 6.11	$ 8.89	$ 6.20
Production tax expense	$ 0.49	$ 0.66	$ 0.35

(1) Transportation and administrative expenditures are included in lease operating expenses.

Net production includes only production that is owned by us, whether directly or beneficially, and produced to our interest, less royalties and production due to others. Production of natural gas includes only marketable production of gas on an "as sold" basis. Production of natural gas includes only dry, residue and wet gas, depending on whether liquids have been extracted before we passed title, and does not include flared gas, injected gas and gas consumed in operations. Recovered gas, lift gas and reproduced gas are not included until sold.

Acreage

The following table sets forth information regarding our gross and net developed and undeveloped oil and natural gas acreage under lease through the date of this prospectus:

	Gross (1)	Net

Developed Acreage
Illinois	-	-
Louisiana	175.89	131.92
Oklahoma	-	-
Texas	219.00	77.04
Undeveloped Acreage
Illinois	2,993.59	2,790.29
Louisiana	160.00	150.08
Oklahoma	11,000.00	440.00
Texas	143.00	138.84

Total	14,691.48	3,729.17

(1) The gross acreage cited includes leasehold acreage to be earned under the farm-out agreements.

A developed acre is an acre spaced or assignable to productive wells, a gross acre is an acre in which a working interest is owned, and a net acre is the result that is obtained when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or natural gas, regardless of whether or not such acreage contains proved reserves, but does not include undrilled acreage held by production under the terms of a lease. As is customary in the oil and gas industry, we can retain our interest in undeveloped acreage by drilling activity that establishes commercial production sufficient to maintain the lease or by payment of delay rentals during the remaining primary term of the lease. The oil and natural gas leases in which we have an interest are for varying primary terms; however, most of our developed lease acreage is beyond the primary term and is held so long as oil or natural gas is produced.

Drilling Activity

As of the date of this prospectus, we have participated in one (1) drilling venture with Brayton Operating Company based in Corpus Christi, Texas. A 12.5% working interested was purchased in a middle-lower Frio test (Meeks No. B-1), Victoria County, Texas. The prospect was based on 3-D seismic data and adjacent well information. The well was drilled, logged and plugged as indicated gas sands were deemed uneconomic. We have completed five (5) workovers of producing or previously producing wells on our leases in the Delhi South and Big Creek fields in Richland and Franklin Parishes, Louisiana. We also participated in the side-track re-entry on the Janssen No. A-1 in Karnes County, Texas. All producing wells in Louisiana are operated for us by Tradestar Energy based in Hot Springs, Arizona. The Welder (Barge Canal) wells are operated for us by Carter E&P, LLC, based in Corpus Christi, Texas. The Janssen lease (Karnes Co., Texas) is operated by PROEX Energy Management Company ("Proex") based in Houston, Texas. We pay a monthly management fee to the operating companies for their services.

Present Activities

Much of the developed leasehold in Louisiana is adjacent to offset production. A number of offset in-field drilling locations are indicated. Additionally, Denbury Resources, Inc. (NYSE: DNR) has acquired a substantial acreage position in the Delhi-Holt-Bryant Unit in the immediate area of our holdings. Denbury has begun work to institute a tertiary carbon dioxide flood and are shooting 3-D seismic in the immediate area of our leases.

We are currently negotiating to purchase a 220 acre lease containing five wells and one salt water disposal well in the area of our Strahan Lease (Richland Parish, Louisiana). Additionally, we have leased 93.82% (81.25% NRI) of the mineral interest in the 160 acre Dixon lease adjacent to our Holt lease in Franklin Parish, Louisiana.

Our undeveloped acreage in the Illinois basin is adjacent to current or past producing wells. Drilling and completion costs are lower than in many other producing basins and the net revenues are higher. Our leases in Illinois average 87.5% net revenue interest with 100% working interest. Multiple pay zones are indicated in leasehold areas including the Cypress, Levias, Aux Vases, Ste. Genevieve, Salem, Saint Lewis and Warsaw formations. Maximum drill depths will be approximately 4,000 feet.

Additionally, the potential for "reef" type structures is considered high in several of our leasehold areas. Negotiations are underway with possible joint venture partners for the funding of 3-D seismic surveys in order to identify possible reef drilling targets.

We are also currently evaluating oil well logs, maps and other data in the Welder (Barge Canal) lease area (Texas). Initial reviews indicate the potential for possible offset drilling sites.

We continue to review and evaluate submittals on properties in Louisiana, Texas, Illinois and other areas of the continental United States.

Plan of Operations

Our plan of operations for the next twelve months in Louisiana is to continue leasing in the Delhi South Field area and to continue producing oil from our Holt and Strahan leases. Additionally, we expect Tradestar Resources to put two wells on the Dixon lease back into commercial production following which we will have a 50% non-operated working interest in the lease and wells. The majority of the proposed lease acquisitions (Delhi area) have temporarily abandoned, previously producing wells within the proposed lease areas as well as salt water disposal wells. Leasing provisions apply only to gas wells, and exclude shut-in oil wells. We plan to re-work the wells on the acquired leases in order to restore and/or increase production.

Leasing will continue in Jefferson County, Illinois with emphasis moving from current targets in the Oakdale and Donoho prospect areas, to potential secondary recovery (waterflood) projects. We currently have approximately 500 acres partially or completely leased within a previously produced, currently abandoned, oil field. Once leasing in the historic field area is completed, we plan to commence a "pilot" flood operation using 4 to 5 injection wells and one recovery well. If the pilot operation is successful, we will move to put in a full scale waterflood recovery system. We have also identified ten (10) possible "pinnacle reef" targets using subsurface mapping of coal highs and thins. We are currently running title in Macon and Fayette Counties following which we will begin leasing operations. We are also reviewing the use of 3-D seismic in Illinois to located pinnacle reef structures. We may purchase 2-D and or 3-D seismic or take seismic options and bring in joint venture partners to participate in proprietary seismic shoots.

In Texas, we plan to continue producing oil and gas from our Welder (Barge Canal) lease. We have completed leasing on our Koliba Prospect (143 acres) in Victoria County and plan to drill the Koliba No. 2 offset well in late 2009 or early 2010. We will continue to maintain our 3.0% non-operated working interest in the Janssen No. A-1 well (gas and minor condensate) in Karnes County, Texas. The Company has acquired 5 non-proprietary 3D seismic surveys in Kenedy, Kleburg, Bee, Refugio and Matagorda Counties. To date, we have identified a significant seismic target in the Kenedy survey and will be submitting a lease to the mineral owners in fourth quarter 2009. Preliminary results in Bee and Refugio Counties are also encouraging.

In connection with the Little Mule Creek Project, we maintain a fractional (4%) leasehold interest in approximately 11,000 acres in Woods and Alfalfa Counties, Oklahoma. The operator, Savoy Energy, L.P. may sell or assign all or portions of the leasehold to third parties. In that event, we will participate in any sales proceeds, retained ORRI or other consideration proportionate to our 4% interest.

Any time it is decided that drilling operations for a new well will be commenced, we will be provided with the following:

  A description of the project and the location and target depth of the well;

  The lands that will be subject to the well;

  The royalties, net profit interest or other charges applicable to the subject lands;

  The estimated cost of any geophysical work contemplated; and

  The estimated acquisition costs, drilling costs, completion costs and equipping costs of the well.

It is estimated that the average drilling and completion costs in Illinois will be approximately $260,000 for wells drilled to 4,000 feet. Offset development drilling in Louisiana to depths of 3,500 to 5,000 feet will be approximately $350,000 to $500,000. Seismic (3-D) may average $50,000 per square mile for shooting and processing. Seismic Options (option to lease) in Texas is expected to be in the $40/acre range. Surface damage payments for the actual shoot are expected to run $10 per acre. Seismic and land costs vary depending on the geographic area. For example, Illinois is much lower cost in all aspects than Texas. We anticipate drilling one well in Louisiana (Delhi-Big Creek field areas) over the next twelve (12) months. Additionally, one (1) to three (3) re-entries, or drilling of new wells, are planned over the same time period in Illinois. These proposed projects would necessitate an estimated expenditure of $2,600,000 in addition to our normal lease operating costs and general administrative overhead.

If oil and gas prices remain in today's range, we feel we can maintain present day operations from proceeds of oil and gas sales from our producing leases in Louisiana and Texas.

To participate in the projects outline above, we estimate that we will need to spend approximately $2,600,000 during the next 12 months. At July 31, 2009, we had $18,793 of cash on hand and a working capital deficit of $807,435. On October 15, 2009, we completed a private placement for gross proceeds of $2,500,000 (and net proceeds of approximately $2,000,000). On November 13, 2009, we completed a private placement for gross proceeds of $1,050,000 (and net proceeds of approximately $1,000,000). As such, we estimate we will have sufficient funds to cover our planned operations over the next twelve months. However, our actual expenditures may exceed our estimations such that we may need to receive additional funds to fund our planned operations over the next twelve months, either through the sale of capital stock or from borrowing. We may not be able to obtain such financing, in which case we will not be able to pursue our plan of operations and our business may fail.

Government Regulation

General

The availability of a ready market for oil and gas production depends upon numerous factors beyond our control. These factors include local, state, federal and international regulation of oil and gas production and transportation, as well as regulations governing environmental quality and pollution control, state limits on allowable rates of production by a well or proration unit, the amount of oil and gas available for sale, the availability of adequate pipeline and other transportation and processing facilities, and the marketing of competitive fuels. State and federal regulations are generally intended to prevent waste of oil and gas, protect rights to produce oil and gas between owners in a common reservoir, and control contamination of the environment.

Applicable legislation is under constant review for amendment or expansion. These efforts frequently result in an increase in the regulatory burden on companies in our industry and a consequent increase in the cost of doing business and decrease in profitability. Numerous federal and state departments and agencies issue rules and regulations imposing additional burdens on the oil and gas industry that are often costly to comply with and carry substantial penalties for non-compliance. Our production operations may be affected by changing tax and other laws relating to the petroleum industry, constantly changing administrative regulations and possible interruptions or termination by government authorities.

The transportation and certain sales of natural gas in interstate commerce are heavily regulated by agencies of the federal government and are affected by the availability, terms and cost of transportation. The price and terms of access to pipeline transportation are subject to extensive federal and state regulation. The Federal Energy Regulatory Commission (FERC) is continually proposing and implementing new rules and regulations affecting the natural gas industry, most notably interstate natural gas transmission companies that remain subject to the FERC's jurisdiction. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry. Some recent FERC proposals may, however, adversely affect the availability and reliability of interruptible transportation service on interstate pipelines.

State regulatory authorities have established rules and regulations requiring permits for drilling operations, drilling bonds and reports concerning operations. Many states have statutes and regulations governing various environmental and conservation matters, including the establishment of maximum rates of production from oil and gas wells, and restricting production to the market demand for oil and gas. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced. Most states impose a production or severance tax with respect to the production and sale of crude oil, natural gas and natural gas liquids within their respective jurisdictions. State production taxes are generally applied as a percentage of production or sales.

Oil and gas rights may be held by individuals and corporations, and, in certain circumstances, by governments having jurisdiction over the area in which such rights are located. As a general rule, parties holding such rights grant licenses or leases to third parties, such as us, to facilitate the exploration and development of these rights. The terms of the licenses and leases are generally established to require timely development. Notwithstanding the ownership of oil and gas rights, the government of the jurisdiction in which the rights are located generally retains authority over the manner of development of those rights.

Environmental

General. Our activities are subject to local, state and federal laws and regulations governing environmental quality and pollution control in the United States. The exploration, drilling and production from wells, natural gas facilities, including the operation and construction of pipelines, plants and other facilities for transporting, processing, treating or storing natural gas and other products, are subject to stringent environmental laws and regulations by state and federal authorities, including the Environmental Protection Agency ("EPA"). These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas, wetlands and other ecologically sensitive and protected areas, and impose substantial remedial liabilities for pollution resulting from drilling operations. Such regulation can increase our cost of planning, designing, installing and operating such facilities.

Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of significant investigatory or remedial obligations, and the imposition of injunctive relief that limits or prohibits our operations. Moreover, some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances, such as oil and gas related products.

Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, storage, transport, disposal or cleanup requirements could materially adversely affect our operations and financial position, as well as those of the oil and gas industry in general. While we believe that we are in substantial compliance with current environmental laws and regulations and have not experienced any material adverse effect from such compliance, there is no assurance that this trend will continue in the future.

Waste Disposal. We currently lease, and intend in the future to own or lease, additional properties that have been used for production of oil and gas for many years. Although we and our operators utilize operating and disposal practices that are standard in the industry, previous owners or lessees may have disposed of or released hydrocarbons or other wastes on or under the properties that we currently own or lease or properties that we may in the future own or lease. In addition, many of these properties have been operated in the past by third parties over whom we had no control as to such entities' treatment of hydrocarbons or other wastes or the manner in which such substances may have been disposed of or released. State and federal laws applicable to oil and gas wastes and properties may require us to remediate property, including ground water, containing or impacted by previously disposed wastes (including wastes disposed of or released by prior owners or operators) or to perform remedial plugging operations to prevent future or mitigate existing contamination.

We may generate wastes, including hazardous wastes, that are subject to the federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes. The EPA has limited the disposal options for certain wastes that are designated as hazardous under RCRA. Furthermore, it is possible that certain wastes generated by our oil and gas projects that are currently exempt from treatment as hazardous wastes may in the future be designated as hazardous wastes, and therefore be subject to more rigorous and costly operating and disposal requirements.

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, generally imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances. These classes of persons or so-called potentially responsible parties include the current and certain past owners and operators of a facility where there is or has been a release or threat of release of a hazardous substance and persons who disposed of or arranged for the disposal of the hazardous substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take action in response to threats to the public health or the environment and to seek to recover from the potentially responsible parties the costs of such action. Although CERCLA generally exempts petroleum from the definition of hazardous substances, we may have generated and may generate wastes that fall within CERCLA's definition of hazardous substances. We may in the future be an owner of facilities on which hazardous substances have been released by previous owners or operators of our properties that are named as potentially responsible parties related to their ownership or operation of such property.

Air Emissions. Our projects are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements, including additional permits. Producing wells, gas plants and electric generating facilities generate volatile organic compounds and nitrogen oxides. Some of our producing wells may be in counties that are designated as non-attainment for ozone and may be subject to restrictive emission limitations and permitting requirements. If the ozone problems in the applicable states are not resolved by the deadlines imposed by the federal Clean Air Act, or on schedule to meet the standards, even more restrictive requirements may be imposed, including financial penalties based upon the quantity of ozone producing emissions. If we fail to comply strictly with air pollution regulations or permits, we may be subject to monetary fines and be required to correct any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

Clean Water Act. The Clean Water Act imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The Clean Water Act provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or its derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff, including discharges associated with construction activities. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.

Oil Pollution Act. The Oil Pollution Act of 1990 ("OPA"), which amends and augments oil spill provisions of the Clean Water Act, and similar legislation enacted in Texas, Louisiana and other coastal states, impose certain duties and liabilities on certain "responsible parties" related to the prevention of oil spills and damages resulting from such spills in United States waters and adjoining shorelines. A liable "responsible party" includes the owner or operator of a facility or vessel that is a source of an oil discharge or poses the substantial threat of discharge, or the lessee or permittee of the area in which a facility covered by OPA is located. OPA assigns joint and several liability, without regard to fault, to each liable party for oil removal costs, remediation of environmental damage and a variety of public and private damages. OPA also imposes ongoing requirements on a responsible party, including proof of financial responsibility to cover at least some costs of a potential spill. Few defenses exist to the liability imposed by OPA. In the event of an oil discharge, or substantial threat of discharge from our properties, vessels and pipelines, we may be liable for costs and damages.

We believe that we are in substantial compliance with current environmental laws and regulations in each of the jurisdictions in which we operate. Although we have not experienced any material adverse effect from such compliance, there is no assurance that this trend will continue in the future.

Competition

The oil and natural gas industry is intensely competitive in all phases, including the exploration for new production and the acquisition of equipment and labor necessary to conduct drilling activities. The competition comes from numerous major oil companies as well as numerous other independent operators. There is also competition between the oil and natural gas industry and other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers. We are a minor participant in the industry and compete in the oil and natural gas industry with many other companies having far greater financial, technical and other resources.

Competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the government of the United States and other countries, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources. Intense competition occurs with respect to marketing, particularly of natural gas.

Employees

We currently have no full-time or part-time employees with the exception of our officers.

Subsidiaries

We own 100% of the issued and outstanding share capital of Penasco, which was formed under the laws of the State of Nevada on November 23, 2005.

Other Properties

We hold certain oil and gas interests, as described above. In addition, we rent office space at Suite 2015, 600 Leopard Street, Corpus Christi, Texas, 78473 for $1,200 per month and office space in Mt. Vernon, Illinois for $250 per month.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings nor are we aware of any legal proceedings pending or threatened against us or our properties, except as follows:

On June 6, 2008, Glasscell Morris and Margie L. Morris (the "Petitioners") filed a petition with the Fifth District Court, Parish of Franklin, Louisiana, naming the following as defendants: Penasco Petroleum, Inc. (which is a wholly owned subsidiary of Strategic American Oil Corporation), Tradestar Energy, Inc. and the Unopened Succession of Walter Leon Girod. The Petitioners allege: (i) that Mr. Girod was the owner of a 40-acre tract (the "Property") located in Franklin Parish, Louisiana; (ii) that an oil well (serial number 141591, which is referred to elsewhere in this prospectus as Holt No. 22) was completed on the Property in 1973; (iii) that the Petitioners purchased the Property from Mr. Girod in 1988 but Mr. Girod reserved to himself all of the oil, gas and other minerals located in, under or on the Property; (iv) that the well produced no oil or gas from October 1992 through October 2002; (v) that no revenues were distributed to Mr. Girod or to the Petitioners since 1992; (vi) that Mr. Girod, who never married and had no children, died in 2000 but no succession has been opened; and (vii) that with Petitioners' permission, Penasco and Tradestar began production of the well on the Property on or about January 1, 2007. The Petitioners are seeking a declaration that they are the owners of the mineral rights of the Property, that they should be paid royalties (and interest thereon) with respect to any oil, gas or minerals generated by the well from January 1, 2007 until the date of judgment, and that they should be paid any such future royalties from the date of judgment forward. Penasco's participation in the Holt No. 22 well will not be affected regardless of whether the Petitioners are or are not named as successors to Mr. Girod's royalty interests.

The hearing on Glasscell Morris' complaint was held on August 7, 2008, resulting in Mr. Morris becoming the successor in interest to Walter Girod, with no change in interest owned by Penasco Petroleum. Mr. Morris was required to execute a lease in favor of Penasco Petroleum, Inc. allowing for a 1/8 royalty on production and no bonus, with Penasco Petroleum agreeing not to construct buildings on the Morris property.

Market PRICE OF AND DIVIDENDS ON THE REGISTRANT's COMMON Equity and related stockholder matters

Market Information

Our common stock commenced trading on the OTC Bulletin Board under the symbol "SGCA" on August 14, 2008.

The following tables set forth the high and low bid price per share of our common stock, as quoted on the OTC Bulletin Board, for the periods indicated. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.
Quarter Ended	High	Low
July 31, 2009	$0.70	$0.30
April 30, 2009	N/A	N/A
January 31, 2009	N/A	N/A
October 31, 2008	N/A	N/A

(1) Shares of our common stock became quoted on the OTC Bulletin Board on August 14, 2008, but the first reported trade not occur until on or about May 12, 2009.

On November 20, 2009, the low bid price of our common stock was $0.37 per share, the high ask price of our common stock was $0.40 per share, and the closing price was $0.39 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

Holders

As of November 20, 2009, there were 114 registered holders of our common stock.

Dividends

No dividends have been declared or paid on our common stock. We have incurred recurring losses and do not currently intend to pay any cash dividends in the foreseeable future.

Compensation Plans

The following table sets forth information as of July 31, 2009:

Equity Compensation Plan Information

		Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
(a)	Equity compensation plans approved by security holders (2009 Stock Incentive Plan)	6,530,000	$0.34	3,470,000
(b)	Equity compensation plans not approved by security holders	552,041 (1)	$0.42	Nil

(1) On July 5, 2007 the Company issued 385,000 share purchase warrants exercisable at $0.35 per share, 4,000 share purchase warrants exercisable at $0.50 per share, and 163,041 share purchase warrants exercisable at $0.60 per share pursuant to finders' fees agreements.

2009 Restated Stock Incentive Plan

On May 21, 2009, our Board of Directors authorized and approved the adoption of the 2009 Restated Stock Incentive Plan (the "2009 Plan"), which absorbs and replaces the 2007 Stock Incentive Plan, under which an aggregate of 10,000,000 of our shares may be issued.

The purpose of the 2009 Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2009 Plan is to be administered by our Board of Directors or a committee appointed by and consisting of two or more members of the Board of Directors, which shall determine, among other things, (i) the persons to be granted awards under the 2009 Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, options, stock appreciation rights, deferred stock rights, dividend equivalent rights, among others, under the 2009 Plan. An aggregate of 10,000,000 of our shares may be issued pursuant to the grant of awards under the 2009 Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant's continuous service only to the extent provided by the administrator under the 2009 Plan. If the administrator under the 2009 Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant's service has been terminated for "cause", he or she shall immediately forfeit all rights to any of the awards outstanding.

The foregoing summary of the 2009 Plan is not complete and is qualified in its entirety by reference to the 2009 Plan, a copy of which has been filed with the SEC.

FINANCIAL STATEMENTS

This prospectus includes (i) the audited consolidated financial statements of Strategic American Oil Corporation as at July 31, 2009 and 2008, and for the period from inception (April 12, 2005) to July 31, 2009. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

FINANCIAL STATEMENTS

JULY 31, 2009

Report of the Independent Registered Public Accounting Firm

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statement of Stockholders' Equity

Consolidated Statements of Cash Flows

Notes to the Consolidated Financial Statements

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Strategic American Oil Corporation

We have audited the accompanying consolidated balance sheets of Strategic American Oil Corporation (an exploration stage company) as of July 31 2009 and 2008 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended July 31, 2009 and 2008 and the period from April 12, 2005 (inception) through July 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Strategic American Oil Corporation as of July 31, 2009 and 2008 and the results of its operations and its cash flows for the years ended July 31, 2009 and 2008 and the period from April 12, 2005 (inception) through July 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated significant revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DMCL"

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada
November 12, 2009

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

	July 31, 2009	July 31, 2008

CURRENT ASSETS
Cash	$ 18,793	$ 67,650
Accounts receivable	35,073	189,514
Prepaid expenses and deposits	44,478	41,641

	98,344	298,805

RECLAMATION BONDS (Note 3)	59,317	81,192
EQUIPMENT (Note 4)	29,830	43,037
OIL AND GAS PROPERTIES (Note 5)
Proved properties	986,926	823,706
Unproved properties	295,454	398,222

	1,282,380	1,221,928

	$ 1,469,871	$ 1,644,962

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 403,804	$ 339,592
Convertible notes (Note 6)	42,718	-
Due to related parties (Note 7)	459,257	123,500

	905,779	463,092

ASSET RETIREMENT OBLIGATIONS (Note 8)	22,662	15,365

	928,441	478,457

STOCKHOLDERS' EQUITY
Capital Stock (Note 9)
Common stock $0.001 par value: 500,000,000 shares
authorized, 29,350,827 (2008 - 27,615,351) shares
issued and outstanding	29,351	27,616
Additional paid-in capital	7,688,912	5,858,561
Obligation to issue shares	37,382	-
Share subscriptions	356,062	68,012
Deficit accumulated during the exploration stage	(7,570,277)	(4,787,774)

	541,430	1,166,505

	$ 1,469,871	$ 1,644,962

COMMITMENTS AND CONTINGENCIES (Notes 1 and 11)

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended July 31, 2009	Year Ended July 31, 2008	Period from April 12, 2005 (inception) to July 31, 2009

OIL AND GAS REVENUES (Note 7)	$ 490,991	$ 1,072,380	$ 2,265,111

EXPENSES
Consulting	975,606	541,249	1,995,432
Consulting, stock-based (Note 9)	611,016	104,222	1,571,405
Depreciation and depletion	80,303	57,676	211,467
Direct operating costs (Note 7)	389,547	657,050	1,709,988
General and administrative	165,254	116,546	420,842
Impairment of oil and gas properties (Note 5)	-	-	233,306
Interest and financing charges (Notes 6 and 7)	64,986	-	64,986
Management fees (Note 7)	343,768	340,933	1,047,325
Management fees, stock-based (Notes 7 and 9)	456,000	-	1,656,000
Professional fees	156,710	359,106	615,649
Travel and promotion	59,519	112,032	338,203

	3,302,709	2,288,814	9,864,603

LOSS BEFORE OTHER ITEMS	(2,811,718)	(1,216,434)	(7,599,492)

OTHER ITEMS
Interest and other income	8,288	-	8,288
Foreign exchange gain	20,927	-	20,927

NET LOSS	$ (2,782,503)	$ (1,216,434)	$ (7,570,277)

BASIC AND DILUTED NET LOSS PER SHARE	$ (0.10)	$ (0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	28,611,028	27,399,315

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FROM APRIL 12, 2005 (INCEPTION) TO JULY 31, 2009

						Deficit Accumulated During the
	Common Stock		Additional	Obligation to	Share	Exploration	Stockholders'
	Shares	Amount	Paid-in Capital	Issue Shares	Subscriptions	Stage	Equity

Balance, April 12, 2005 and July 31, 2005	-	$ -	$ -	$ -	$ -	$ -	$ -

Issued for cash:
- $0.001 per share	16,000,000	16,000	-	-	-	-	16,000
- $0.10 per share	4,013,036	4,013	397,291	-	-	-	401,304
- $0.35 per share	1,022,145	1,022	356,728	-	-	-	357,750
- $0.50 per share	1,100,000	1,100	548,900	-	-	-	550,000
Issued on the settlement of debt:
- $0.001 per share	200,000	200	-	-	-	-	200
- $0.10 per share	136,931	137	13,556	-	-	-	13,693
Share issuance costs	-	-	(68,600)	-	-	-	(68,600)
Net loss for the year	-	-	-	-	-	(400,476)	(400,476)

Balance, July 31, 2006	22,472,112	22,472	1,247,875	-	-	(400,476)	869,871

Issued for cash:
- $0.50 per share	180,000	180	89,820	-	-	-	90,000
- $0.60 per share	3,538,573	3,539	2,119,606	-	-	-	2,123,145
Issue for services at $0.35 per share	500,000	500	174,500	-	-	-	175,000
Share subscriptions received	-	-	-	-	33,012	-	33,012
Stock based compensation	-	-	1,881,667	-	-	-	1,881,667
Share issuance costs	-	-	(168,914)	-	-	-	(168,914)
Net loss for the year	-	-	-	-	-	(3,170,864)	(3,170,864)

Balance, July 31, 2007	26,690,685	$ 26,691	$ 5,344,554	$ -	$ 33,012	$ (3,571,340)	$ 1,832,917

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FROM APRIL 12, 2005 (INCEPTION) TO JULY 31, 2009

						Deficit Accumulated During the
	Common Stock		Additional	Obligation to	Share	Exploration	Stockholders'
	Shares	Amount	Paid-in Capital	Issue Shares	Subscriptions	Stage	Equity

Balance, July 31, 2007	26,690,685	$ 26,691	$ 5,344,554	$ -	$ 33,012	$ (3,571,340)	$ 1,832,917

Issued for cash at $0.60 per share	724,666	725	434,075	-	-	-	434,800
Issued for services at $0.41 per share	200,000	200	81,800	-	-	-	82,000
Share subscriptions received	-	-	-	-	35,000	-	35,000
Stock based compensation	-	-	22,222	-	-	-	22,222
Share issuance costs	-	-	(24,000)	-	-	-	(24,000)
Net loss for the year	-	-	-	-	-	(1,216,434)	(1,216,434)

Balance, July 31, 2008	27,615,351	27,616	5,858,651	-	68,012	(4,787,774)	1,166,505

Issued for cash:
- $0.60 per share	894,999	895	536,105	-	(50,000)	-	487,000
Issued for debt:
- $0.35 per share	171,429	171	59,829	-	-	-	60,000
- $0.60 per share	100,000	100	59,900	-	-	-	60,000
Issued for services:
- $0.35 per share	85,714	86	29,914	-	-	-	30,000
- $0.48 per share	33,334	33	15,967	-	-	-	16,000
- $0.50 per share	450,000	450	224,550	-	-	-	225,000
Share subscriptions received	-	-	-	-	338,050	-	338,050

Obligation to issue shares	-	-	-	37,382	-	-	37,382
Stock based compensation	-	-	801,912	-	-	-	801,912
Fair value of beneficial conversion and warrants issued in connection with convertible notes	-	-	137,934	-	-	-	137,934
Share issuance costs	-	-	(35,850)	-	-	-	(35,850)
Net loss for the year	-	-	-	-	-	(2,782,503)	(2,782,503)

Balance, July 31, 2009	29,350,827	$ 29,351	$ 7,688,912	$ 37,382	$ 356,062	$ (7,570,277)	$ 541,430

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended July 31, 2009	Year Ended July 31, 2008	Period from April 12, 2005 (inception) to July 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (2,782,503)	$ (1,216,434)	$ (7,570,277)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and depletion	80,303	57,676	211,467
Impairment of oil and gas properties	-	-	233,306
Non-cash interest and financing charges	63,364	-	63,364
Stock based compensation	1,067,016	104,222	3,227,405
Write-off of reclamation bond	21,875	-	21,875

Changes in operating assets and liabilities:
Accounts receivable	154,441	(100,784)	(35,073)
Other current assets	40,441	(33,272)	(1,200)
Accounts payable	151,500	227,378	491,092

NET CASH USED IN OPERATING ACTIVITIES	(1,203,563)	(961,214)	(3,358,041)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares and share subscriptions, net of share issuance costs	789,200	445,800	4,569,197
Proceeds from convertible notes	150,000	-	150,000
Advances from (repayments to) related parties	335,757	123,500	473,150

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,274,957	569,300	5,192,347

CASH FLOWS FROM INVESTING ACTIVITIES
Reclamation bonds	-	(19,317)	(81,192)
Purchase of equipment	(546)	(9,205)	(65,196)
Oil and gas property acquisitions and exploration	(119,705)	(179,636)	(1,669,125)

NET CASH USED IN INVESTING ACTIVITIES	(120,251)	(208,158)	(1,815,513)

(DECREASE) INCREASE IN CASH	(48,857)	(600,072)	18,793

CASH, BEGINNING	67,650	667,722	-

CASH, ENDING	$ 18,793	$ 67,650	$ 18,793

SUPPLEMENTAL CASH FLOW INFORMATION AND
  NON-CASH INVESTING AND FINANCING ACTIVITIES (Note 12)

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

NOTE 1:             NATURE AND CONTINUANCE OF OPERATIONS

Strategic American Oil Corporation (the "Company") was incorporated as Carlin Gold Corporation on April 12, 2005 in Nevada, U.S.A. On July 11, 2005 the Company changed its name to Nevada Gold Corp., on October 18, 2005 the Company changed its name to Gulf States Energy Inc. and on September 5, 2006 the Company changed its name to Strategic American Oil Corporation. The Company is an exploration stage company as it has not generated significant revenues from operations. The Company was formed for the purpose of oil and gas exploration and development. The Company owns 100% of Penasco Petroleum Inc. ("Penasco"), a Nevada corporation incorporated on November 23, 2005.

The accompanying consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At July 31, 2009, the Company had a working capital deficiency of $807,435 and has incurred significant losses since inception and further losses are anticipated in the development of its oil and gas property interests. The ability of the Company to continue as a going concern is dependent on raising additional capital to fund ongoing exploration and development and ultimately on generating future profitable operations.

The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Since internally generated cash flow will not fund development and commercialization of the Company's oil and gas properties, the Company will require significant additional financial resources and will be dependent on future financings to fund its ongoing exploration and development as well as other working capital requirements. The Company's future capital requirements will depend on many factors including the rate and extent of progress in its exploration and development programs. There can be no assurance the Company will be successful in its efforts to raise additional financing or if financing is available, that it will be on terms that are acceptable to the Company.

Management is addressing going concern remediation through raising additional sources of capital for operations and planned property acquisitions. Management's plans are intended to increase the Company's financial stability and improve the efficiency of continuing operations. The Company continues to raise capital through private placements to meet working capital requirements. Management expects to be able to complete planned property acquisitions and funding of on-going operations. These measures, if successful, will contribute to reducing the risk of going concern uncertainties for the Company over the next twelve to twenty-four months.

NOTE 2:             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

These financial statements include the accounts of the Company and its wholly-owned subsidiary, Penasco. All intercompany balances and transactions are eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant areas requiring management's estimates and assumptions are determining the fair value of transactions involving common stock and financial instruments. Other areas requiring estimates include deferred tax balances, stock-based compensation, depletion, valuation allowances, allocations of expenditures to oil and gas property interests and asset impairment tests.

Foreign Currency Translation

The financial statements are presented in United States dollars. Foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear any interest. The Company regularly reviews collectability and establishes or adjusts an allowance for uncollectible amounts as necessary using the specific identification method. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There were no reserves for uncollectible amounts in the periods presented.

Equipment

Equipment is recorded at cost and amortized using the straight-line method over the estimated useful life at the following rates:

Computer equipment	2 years
Furniture and fixtures	5 years
Production equipment	5 years
Leasehold improvements	term of the lease

Oil and Gas Properties

The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of petroleum and natural gas interests are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. The Company operates in one cost center, being the United States.

All costs included in properties subject to amortization, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. Abandonment of oil and natural gas properties are charged to the full cost pool and amortized.

Under the full cost method, the net book value of oil and natural gas properties are subject to a "ceiling" amount. The ceiling is the estimated after-tax future net cash flows from proved oil and natural gas properties, discounted at 10% per annum plus the lower of cost or fair market value of unevaluated properties. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant for the lives of the oil and natural gas reserves, except for changes that are fixed and determinable by existing contracts. The excess, if any, of the net book value above this ceiling is impaired.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method whereby the Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period in which revenue is earned.

Asset Retirement Obligations

The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.

Impairment of Long-Lived Assets

The Company reviews property and equipment for impairment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair market value.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

Financial Instruments

The fair values of cash, accounts receivable, accounts payable, convertible notes and amounts due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivable. The Company places its cash with high quality financial institutions and at times may exceed the federally insured limits. The Company has not experienced a loss in such accounts nor does it expect any related losses in the near term.

Loss per Common Share

Basic loss per share includes no dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution of securities that could share in the earnings (loss) of the Company. The common shares potentially issuable on conversion of outstanding warrants and stock options were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At July 31, 2009 and 2008, a full deferred-tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

In June 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and, second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified balance sheet as well as on de-recognition, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 was adopted by the Company on August 1, 2007.

Stock-Based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R "Share Based Payments", using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Recent Accounting Pronouncements

In April 2009, The FASB issued FSP SFAS 157-4 which provides additional guidance for estimating fair value in accordance with SFAS 157, "Fair Value Measurements", when the volume and level of activity for the asset or liability have significantly decreased. FSP SFAS 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP SFAS 157-4 requires the disclosure of the inputs and valuation technique(s) used to measure fair value and a discussion of changes in valuation techniques and related inputs, if any, during the period. The adoption of this statement did not have a material impact on the Company's results of operations and financial position.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

In June 2009, the FASB issued FAS No. 165 "Subsequent Events" ("FAS 165"). FAS 165 requires companies to recognize in the financial statements the effects of subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. An entity shall disclose the date through which subsequent events have been evaluated, as well as whether that date is the date the financial statements were issued. Companies are not permitted to recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are issued. Some non recognized subsequent events must be disclosed to keep the financial statements from being misleading. For such events a company must disclose the nature of the event, an estimate of its financial effect, or a statement that such an estimate cannot be made. This Statement applies prospectively for interim or annual financial periods ending after June 15, 2009. The adoption of FAS 165 did not have a material impact on the Company's results of operations and financial position.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162 ("SFAS 168"). Upon its adoption, the FASB Accounting Standards Codification (the "Codification") will become the source of authoritative GAAP recognized by the FASB to be applied to nongovernment entities. On the effective date of SFAS 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. Following SFAS 168, the FASB will not issue new accounting standards in the form of FASB Statements, FASB Staff Positions, or Emerging Issues Task Force abstracts. SFAS 168 will also modify the existing hierarchy of GAAP to include only two levels - authoritative and non-authoritative. SFAS 168 will be effective for financial statements issued for interim and annual periods ending after September 15, 2009, and early adoption is not permitted. The Company does not believe that the adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

Certain other recent accounting pronouncements have not been disclosed as they are not applicable to the Company.

NOTE 3:             RECLAMATION BONDS

Reclamation bonds includes interest and non-interest bearing deposits issued in the States of Louisiana $19,317 (2008 - $41,192) and Texas $40,000 (2008 - $40,000) to cover each State's reclamation requirement for producing operations. During the fiscal year ended July 31, 2009 the Company wrote off an outstanding deposit of $21,875 issued in the State of Louisiana which covered the prior operator of the South Delhi / Big Creek Field properties.

NOTE 4:             EQUIPMENT

	July 31, 2009	July 31, 2008

Computer equipment	$ 4,632	$ 4,632
Furniture and fixtures	8,320	7,774
Leasehold improvements	11,294	11,294
Production equipment	40,950	40,950

	65,196	64,650

Less: accumulated depreciation	(35,366)	(21,613)

	$ 29,830	$ 43,037

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

NOTE 5:             OIL AND GAS PROPERTIES

Proven Reserves

Barge Canal, Texas

On November 16, 2006 the Company completed an assignment and purchase agreement with OPEX Energy, LLC with an effective date of August 1, 2006. Under the terms of the agreement, the Company paid $500,000 plus a finder's fee of $50,000 for a 100% working interest (90% after payout) and a 72.5% net revenue interest (65.25% after payout) in approximately 81 acres of an oil and gas lease (the "Welder Lease") located in Calhoun County, Texas.

South Delhi / Big Creek Field, Louisiana

On August 24, 2006, the Company entered into an assignment of oil and gas interests purchase agreement with Energy Program Accompany, LLC (the "EPA Purchase Agreement"). Under the terms of the EPA Purchase Agreement, the Company paid $250,000 to acquire the Holt Lease, the Strahan Lease and the McKay Lease, as described below.

In December 2007 an independent registered engineer completed a reserve and economics report on the combined South Delhi and Big Creek Field properties. The report outlined the proved developed producing reserves as of January 1, 2008 and accordingly, acquisition costs of $290,290 and development costs of $42,900 were reclassified as capitalized proved oil and gas properties.

The Holt Lease

Pursuant to the EPA Purchase Agreement, the Company acquired a 97% working interest and an 81.25% net revenue interest in approximately 136 acres in Franklin Parish, Louisiana (the "Holt Lease").

The Strahan Lease

Pursuant to the EPA Purchase Agreement, the Company acquired a 100% working interest and an 81.25% net revenue interest in approximately 40 acres in Richland Parish, Louisiana (the "Strahan Lease").

The McKay Lease

Pursuant to the EPA Purchase Agreement, the Company acquired a 100% working interest and an 82.08% net revenue interest in approximately 80 acres in Richland Parish, Louisiana (the "McKay Lease"). On November 1, 2008 the Company assigned 100% of its interest in and to the McKay No. 1 well bore and leasehold. Pursuant to the Assignment Agreement, the Company retained ownership to all surface equipment, which was subsequently moved to the Holt Lease in Franklin Parish, Louisiana. Additionally, all plugging liabilities were transferred to the purchaser and the Company retained no ORRI or working interest in the McKay No. 1 well.

Assignment of Interests to Tradestar Resources Corporation

In conjunction with the acquisition of the Holt Lease, the Strahan Lease and the McKay Lease, the Company assigned a 25% working interest with respect to each lease to Tradestar Resources Corporation as a finder's fee. In each case, the 25% working interest consists of two parts - a 12.5% working interest prior to payout and a 12.5% back in after payout agreement working interest. Tradestar Energy Inc., a wholly owned subsidiary of Tradestar Resources Corporation, became the operator of record for the Holt, Strahan and McKay Leases as of December 1, 2007.

Unproven Reserves

Janssen Lease, Texas

In October 2005 the Company entered into an agreement to purchase a 25% working interest and an 18.75% net revenue interest in approximately 138 acres of an oil and gas lease (the "Janssen Lease") located in Karnes County, Texas. This lease interest was acquired from Rockwell Energy of Texas LLC for $220,000 plus additional payments of $13,800 to negotiate new oil, gas and mineral leases. On December 20, 2006 the Company farmed out 100% of the working interest to ETG Energy Resources, retaining a 3% back in after payout on any producing zones and a 5% non-promoted option to participate in any offset drilling within the leased area. At July 31, 2007 management determined the recoverable value of its interest to be $75,000 and accordingly, costs of $158,800 were written off to impairment of oil and gas properties. At July 31, 2009 management determined the recoverable value of its interest to be $20,000 and accordingly, costs of $55,000 were deemed to be impaired and added to the full cost pool, which is amortized on a unit-of-production basis.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

Koliba Prospect, Texas

Through July 31, 2009 the Company has entered into several lease agreements with certain mineral owners of a 142 acre tract (the "Koliba Lease") in Victoria County, Texas. The Company has leased over 95% of the minerals rights on this tract with additional leases pending. Additionally, the Company paid $70,000 for an assignment of oil and gas leases on 64 adjacent and contiguous acres. This Assignment includes several leases with numerous mineral owners.

Oakdale NE, Donoho, Markum City and DST Prospects, Illinois

Through July 31, 2009 the Company has entered into numerous oil and gas leases in Jefferson County, Illinois. The leases total approximately 2,994 gross acres pursuant to which the Company has a 100% working interest and a 87.5% net revenue interest.

Dixon Prospect, Louisiana

Through July 31, 2009, the Company has leased 93.82% of 81.25% net revenue mineral interests in the Dixon 160 acre tract in Franklin Parish, Louisiana. The Dixon lease has two temporarily abandoned oil wells and one currently permitted salt water disposal well.

Little Mule Creek Project, Oklahoma

In October 2007 the Company entered into an agreement with Marmik Oil Company ("Marmik") of Eldorado, Arkansas to purchase a 4.0% working interest in the Little Mule Creek Project located in Alfalfa and Woods Counties, Oklahoma. Under the terms of the agreement, the Company's interest is subject to a 25% back in after payout, which would reduce the Company's interest to 3.0%. The prospect consists of approximately 11,550 acres. To July 31, 2009 the Company has paid for a pro-rata share of land and geology-geophysical costs, charges to exercise additional lease options (prorata share), and a prorata share of drilling costs. The initial well was drilled and tested and deemed to be uneconomical for commercial oil and gas production, and was plugged in the second quarter of 2009. Accordingly, acquisition and development costs of $163,773 were deemed to be impaired during the period and added to the full cost pool, which is amortized on a unit-of-production basis.

Gobbler's Knob Prospect, Illinois

Through December 15, 2008 the Company had entered into several oil and gas leases in Hamilton County, Illinois. The leases total approximately 214 gross acres pursuant to which the Company has a 100% working interest and 87.5% net revenue interest. On December 15, 2008 the Company assigned all 214 gross acres of the Gobbler's Knob prospect. Pursuant to the Assignment Agreement, the Company retained a 7.5% ORRI and 10% back in after payout on any reworked drilled wells, and the purchaser must re-work or drill one well each 12 months to hold the acreage. Accordingly, acquisition costs of $3,700 were deemed to be impaired and added to the full cost pool, which is amortized on a unit-of-production basis.

Capitalized Costs of Oil and Natural Gas Producing Properties

The Company's aggregate capitalized costs related to oil and natural gas properties are as follows:

	July 31, 2009	July 31, 2008

Proven or Evaluated Reserves
Barge Canal	$ 593,767	$ 595,424
South Delhi / Big Creek Field	346,787	337,833
Impaired properties	222,473	-

	1,163,027	933,257

Accumulated depletion	(176,101)	(109,551)

	986,926	823,706

Unproven or Unevaluated Reserves
Janssen Lease	20,000	75,000
Little Mule Creek	-	144,090
Illinois prospects	164,272	154,347
Louisiana prospects	22,944	9,474
Texas prospects	88,238	15,311

	295,454	398,222

	$ 1,282,380	$ 1,221,928

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

Capitalized Costs Incurred for Oil and Natural Gas Producing Activities

Costs incurred in oil and natural gas property acquisition, exploration and development activities that have been capitalized are summarized below:

	July 31, 2009	July 31, 2008

Acquisition Costs
Barge Canal	$ 572,456	$ 572,456
Janssen Lease	20,000	75,000
Little Mule Creek	-	43,086
South Delhi / Big Creek Field	290,290	290,290
Illinois prospects	164,272	154,347
Louisiana prospects	22,944	9,474
Texas prospects	88,238	15,311
Impaired acquisition costs	101,786	-

	1,259,986	1,159,964

Development Costs
Barge Canal	12,246	12,246
South Delhi / Big Creek Field	42,900	42,900

	55,146	55,146

Exploration Costs
Little Mule Creek	-	101,004
Impaired exploration costs	120,687	-

	120,687	101,004

Retirement Obligations
Barge Canal	9,065	10,722
South Delhi / Big Creek Field	13,597	4,643

	22,662	15,365

	$ 1,458,481	$ 1,331,479

NOTE 6:             CONVERTIBLE NOTES

On March 25, 2009, the Company completed a convertible debenture financing of $150,000 issuing convertible promissory notes that bear interest at 15% per annum. If not converted, the notes would be due on September 25, 2010. The unpaid amount of principal and accrued interest can be converted at any time at the holder's option into shares of the Company's common stock at a price of the greater of $0.25 or the current market price less 10%. Additionally, the Company issued to the Lender, as fully paid and non-assessable, 600,000 non-transferable and registerable share purchase warrants (each a "Warrant"), to acquire an equivalent number of common shares of the Company (each a "Warrant Share"), at an exercise price of $0.60 per Warrant Share and for an exercise period of up to September 25, 2010. The Company retained the right to redeem the convertible promissory notes at any time upon giving certain notice to the holder(s), and subject to paying a 20% premium.

The Company determined and recognized the fair value of the embedded beneficial conversion feature of $75,998 as additional paid-in capital as the convertible notes were issued with an intrinsic value conversion feature.

The Company has charged the beneficial conversion feature to additional paid-in capital. In addition, the Company allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the relative fair value of the warrants of $61,935 as a component of stockholders' equity. For the year ended July 31, 2009 interest expense of $30,652 has been accreted increasing the carrying value of the convertible debentures to $42,718 as at July 31, 2009. The fair value of the warrants was estimated using the Black-Scholes option pricing model with an expected life of eighteen months, a risk free interest rate of 1.7%, a dividend yield of 0%, and an expected volatility of 131%.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

NOTE 7:             RELATED PARTY TRANSACTIONS

The Company had transactions with certain officers and directors of the Company for the fiscal year ended July 31, 2009 as follows:

  recorded production revenues of $355,880 (2008 - $645,813) and incurred production costs of $157,969 (2008 - $361,252) for the Barge Canal property which is operated by a company controlled by an officer of the Company;

  incurred management fees of $343,768 (2008 - $340,933) and recorded stock-based compensation charges of $456,000 (2008 - $Nil) to officers and directors, of which $244,257 was payable at July 31, 2009 (2008 - $44,500). The balance is non-interest bearing and payable on demand;

  repaid $10,000 on an outstanding promissory note issued to an officer of the Company leaving a remaining balance of $44,000 which was repaid in full subsequent to the fiscal year end, and incurred $8,428 (2008 - $1,732) in interest and finance charges;

  incurred $4,500 (2008 - $1,865) in interest and finance charges on a $25,000 promissory note (outstanding at July 31, 2009 and 2008) issued to a director of the Company, which was repaid in full subsequent to the fiscal year end;

  issued a $100,000 promissory note bearing interest at 18% per annum to a direct family member of an officer and a director of the Company which was repaid in full subsequent to the fiscal year end, and incurred $7,742 (2008 - $Nil) in interest and finance charges on the $100,000 promissory note; and

  issued a $27,500 promissory note bearing interest at 18% per annum, which is due on demand, to an officer of the Company which was repaid in full subsequent to the fiscal year end, and incurred $1,338 (2008 - $Nil) in interest and finance charges; and

  issued a $18,500 promissory note bearing interest at 18% per annum, which is due on demand, to a director of the Company which was repaid in full subsequent to the fiscal year end, and incurred $1,259 (2008 - $Nil) in interest and finance charges.

These transactions were recorded at the exchange amount which is the amount agreed to by the related parties. All amounts owed are unsecured.

NOTE 8:             ASSET RETIREMENT OBLIGATIONS

The Company's asset retirement obligations ("ARO's") in regards to Barge Canal and South Delhi / Big Creek Field projects (refer to Note 5) relates to site restoration.

A reconciliation between the opening and closing ARO's balances is provided below:

	July 31, 2009	July 31, 2008

Barge Canal
Opening balance	$ 10,722	$ -
Liabilities incurred	-	10,722
Revisions	(1,956)	-
Accretion expense	299	-

	9,065	10,722

South Delhi / Big Creek Field
Opening balance	4,643	-
Liabilities incurred	-	4,643
Revisions	8,505	-
Accretion expense	449	-

	13,597	4,643

	$ 22,662	$ 15,365

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

In accordance with Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations," the Company measured the ARO's at a fair value of $37,613 and capitalized this to proved oil and gas properties. The ARO's will accrete to $54,311 until the time at which it is expected to be settled. A discount rate of 6% was used to calculate the present value of the ARO. Actual retirement costs will be recorded against the ARO's when incurred. Any difference between the recorded ARO's and the actual retirement costs incurred will be recorded as a gain or loss in the period of settlement.

NOTE 9:             CAPITAL STOCK

Share Capital

The Company's capitalization at July 31, 2009 was 500,000,000 authorized common shares with a par value of $0.001 per share.

2008 Share Transactions

On October 1, 2007, the Company issued 200,000 shares of its common stock pursuant to a Consulting Services Agreement. The Company recorded the fair value of the shares issued at $0.41 per share or $82,000 as a stock-based consulting expense.

On October 31, 2007, the Company completed a private placement for 724,666 Units at a subscription price of $0.60 per Unit for gross proceeds of $434,800. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company until the earlier of 12 months from the date of issuance of the Units or six months from the effective date of the Company's registration statement and exercisable at $1.00 per share. The Company's registration statement became effective on July 11, 2008.

The Company has not separately disclosed the fair market value of the warrants attached to the unit private placements during the current and prior fiscal years.

2009 Share Transactions

On August 25, 2008 the Company completed a private placement in settlement of debt for an aggregate of 100,000 Units of the Company, at a subscription price of $0.60 per Unit, with each such Unit being comprised of one common share of common stock of the Company and one-half of one common stock share purchase warrant of the Company, with each such whole warrant being exercisable for one additional common share of the Company at an exercise price of $1.00 per warrant share for a period of three years from the date that the Company's common shares are first listed for trading on any stock exchange or over-the-counter bulletin board market, being August 14, 2008.

On August 25, 2008 the Company completed a private placement for an aggregate of 83,333 Units of the Company, at a subscription price of $0.60 per Unit, with each such Unit being comprised of one common share and one common share purchase warrant, with each such warrant being exercisable for one additional common share of the Company at an exercise price of $1.00 per warrant share for a period of one year from the date that the Company's common shares are first listed for trading on any stock exchange or over-the-counter bulletin board market, being August 14, 2008.

On August 29, 2008 the Company completed a private placement for 570,000 Units at a subscription price of $0.60 per Unit, with each Unit being comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company at an exercise price of $1.00 per warrant share, for a period of one year from the date the Company's common stock are first listed for trading on any stock exchange or over-the-counter bulletin board market, being August 14, 2008.

On September 16, 2008 the Company completed a private placement for 158,333 Units at a subscription price of $0.60 per Unit, with each Unit being comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company at an exercise price of $1.00 per warrant share, for a period of one year from the date the Company's common stock are first listed for trading on any stock exchange or over-the-counter bulletin board market, being August 14, 2008.

On October 10, 2008 the Company completed a private placement of 83,333 Units at a subscription price of $0.60 per Unit, with each Unit being comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company at an exercise price of $1.00 per warrant share, for a period of one year from the date the Company's common stock are first listed for trading on any stock exchange or over-the-counter bulletin board market, being August 14, 2008.

On June 1, 2009, the Company issued 200,000 shares of its common stock pursuant to a Consulting Services Agreement. The Company recorded the fair value of the shares issued at $0.50 per share or $100,000 as a stock-based consulting expense.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

On June 9, 2009 the Company issued 171,429 shares of its common stock pursuant to a debt conversion and subscription agreement with a value of $60,000 or $0.35 per share.

On June 9, 2009, the Company issued 250,000 shares of its common stock pursuant to a Consulting Services Agreement. The Company recorded the fair value of the shares issued at $0.50 per share or $125,000 as a stock-based consulting expense.

On June 30, 2009, the Company issued 33,334 shares of its common stock pursuant to a Consulting Services Agreement. The Company recorded the fair value of the shares issued at $0.48 per share or $16,000 as a stock-based consulting expense.

On July 31, 2009, the Company issued 85,714 shares of its common stock pursuant to a Consulting Services Agreement. The Company recorded the fair value of the shares issued at $0.35 per share or $30,000 as a stock-based consulting expense.

The Company has not separately disclosed the fair market value of the warrants attached to the unit private placements during the current and prior fiscal years.

Share Purchase Warrants

A summary of the Company's stock purchase warrants as of July 31, 2009 and changes during the year is presented below:

	Number of warrants	Weighted average exercise price	Weighted average remaining life

Balance, July 31, 2007	6,392,759	$ 0.81	1.79
Issued	724,666	1.00	1.33

Balance, July 31, 2008	7,117,425	0.83	0.79
Issued	1,544,999	1.00	1.10
Cancelled or expired	(2,302,145)	0.60	-

Balance, July 31, 2009	6,360,279	$ 0.91	0.20

Stock Compensation Plan

On July 5, 2007 the Company adopted the 2007 Stock Incentive Plan allowing for the issuance of up to 10,000,000 common shares. On May 21, 2009, the Board of Directors authorized and approved the adoption of the 2009 Restated Stock Incentive Plan (the "2009 Plan"), which absorbs and replaces the 2007 Stock Incentive Plan, under which an aggregate of 10,000,000 shares may be issued. The Stock Incentive Plan is administered by the Board of Directors which determines, among other things, (i) the persons to be granted awards under the Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted.

On July 5, 2007 the Company granted a total of 3,800,000 stock options to consultants, officers and directors, of which 3,700,000 vested immediately and the remaining 100,000 vest over 18 months. Of the 3,800,000 options granted, 250,000 were granted at an exercise price of $0.10 per share and 3,550,000 were granted at an exercise price of $0.35 per share. The term of the options is ten years. The $1,915,000 fair value of the options at the date of grant was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 5.25%, a dividend yield of 0%, and an expected volatility of 100%. An amount of $11,111 was recorded as stock based consulting fees during the fiscal year ended July 31, 2009 (2008 - $22,222).

On March 18, 2009, the Company granted a total of 500,000 stock options at an exercise price of $0.35 per share to a consultant which vested immediately. The term of the options is three years. The $130,000 fair value of the options at the date of grant was estimated using the Black-Scholes option pricing model with an expected life of 3 years, a risk free interest rate of 1.7%, a dividend yield of 0%, and an expected volatility of 129%. An amount of $130,000 was recorded as stock based consulting fees during the fiscal year ended July 31, 2009 (2008 - $Nil).

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

On May 21, 2009 the Company granted a total of 2,230,000 stock options with an exercise price of $0.35 per share to consultants, officers and directors, of which 950,000 vested immediately and the remaining 1,280,000 vest over 18 months. The term of the options is ten years. The $1,070,400 fair value of the options at the date of grant was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 1.7%, a dividend yield of 0%, and an expected volatility of 105%. An amount of $456,000 was recorded as stock based management fees during the fiscal year ended July 31, 2009 (2008 - $Nil). Of the $614,400 fair value of the options issued to consultants, $204,800 was recorded as stock based consulting fees during the fiscal year ended July 31, 2009 (2008 - $Nil), with the balance to be expensed over the vesting period.

A summary of the Company's stock options as of July 31, 2009 and changes during the year is presented below:

	Number of options	Weighted average exercise price	Weighted average remaining life

Balance, July 31, 2007	3,800,000	$ 0.33	9.93
Issued	-	-	-

Balance, July 31, 2008	3,800,000	0.33	8.83
Issued	2,730,000	0.35	10.00

Balance, July 31, 2009	6,530,000	$ 0.34	8.16

A summary of the status of the Company's unvested options as of July 31, 2009 and changes during the year ended July 31, 2009 is presented below:

	Number of Shares	Weighted-Average Grant-Date Fair Value

Unvested, July 31, 2007	66,666	$ 0.50
Vested	(33,333)	0.50

Unvested, July 31, 2008	33,333	0.50
Issued	1,280,000	0.48
Vested	(353,333)	0.48

Unvested, July 31, 2009	960,000	$ 0.48

NOTE 10:           INCOME TAXES

As of July 31, 2009, the Company had net operating loss carry forwards of approximately $4,591,000 (2008: $2,662,000) that may be available to reduce future years' taxable income. These carry forwards will begin to expire, if not utilized, commencing in 2026. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company reviews its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is reflected in current income.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

The actual income tax provisions differ from the expected amounts calculated by applying the combined federal and state corporate income tax rates to the Company's loss before income taxes. The components of these differences are as follows:

	Year Ended	Year Ended
	July 31, 2009	July 31, 2008

Loss before income taxes	$ (2,782,503)	$ (1,216,434)
Corporate tax rate	35.99%	35.99%

Expected tax recovery	(1,001,367)	(437,770)

Increase (decrease) resulting from:
Permanent differences	116,318	3,118
Other items	(6,704)	(5,986)
Change in valuation allowance	891,753	440,638

Income tax recovery	$ -	$ -

The Company's deferred tax assets are as follows:

	Year Ended	Year Ended
	July 31, 2009	July 31, 2008

Deferred tax assets:
Stock based compensation	$ 546,226	$ 361,280
Depreciable property	(712)	(1,407)
Property costs	83,962	83,962
Deferred interest	11,772	-
Loss carry forwards	1,652,203	957,863

	2,293,451	1,401,698
Valuation allowance	(2,293,451)	(1,401,698)

Net deferred income tax assets	$ -	$ -

As the criteria for recognizing future income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

The Company's net operating loss carry forwards expire as follows:

July 31, 2026	$ 325,441
July 31, 2027	1,130,178
July 31, 2028	1,205,999
July 31, 2029	1,929,365

$ 4,590,983

The Company has filed income tax returns since inception in the United States. Inherent uncertainties arise over tax positions taken with respect to transfer pricing, related party transactions, tax credits, tax based incentives and stock based transactions. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

The Company recognize in its financial statements the impact of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. The Company has incurred taxable losses for all tax years since inception and accordingly, no provision for taxes has been recorded for the current or any prior fiscal year.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

NOTE 11:           COMMITMENTS

The Company has entered into various employment and consulting agreements with both fixed compensation arrangements and established fees paid on a daily basis as needed. The only agreement outstanding at July 31, 2009 with fixed compensation calls for a monthly management fee of $10,000, which automatically renews every three months as of November 30, 2008.

On June 1, 2009, the Company entered into a business development services agreement. Under the terms of the agreement, the Company issued, as fully paid and non-assessable, 250,000 shares of common stock, and will issue an additional 28,572 common shares per month through December 1, 2009. The contract automatically renews on a monthly basis until subject to written termination 30 days prior to end of the agreement or the automatic renewal period. The agreement can be terminated subsequent to December 1, 2009. At July 31, 2009, the Company was obligated to issue 57,144 shares pursuant to the terms of the agreement, and accordingly, $23,715 was recorded as a stock issuance obligation.

On June 17, 2009, the Company entered into a corporate development consulting agreement. Under the terms of the agreement, the Company will issue, as fully paid and non-assessable, 33,333 common shares per month through August 17, 2009. At July 31, 2009, the Company was obligated to issue 33,333 shares pursuant to the terms of the agreement, and accordingly, $13,667 was recorded as a stock issuance obligation.

NOTE 12:           SUPPLEMENTAL CASH FLOW INFORMATION AND
                             NON-CASH INVESTING AND FINANCING ACTIVITIES

	July 31, 2009	July 31, 2008

Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

Refer to Note 9.

NOTE 13:           SUPPLEMENTAL OIL AND NATURAL GAS RESERVE INFORMATION (Unaudited)

General

The Company's estimated net proved oil and gas reserves and the present value of estimated cash flows from those reserves are summarized below. The reserves were estimated by independent petroleum engineers. The present value of estimated cash flows is estimated by management using market prices at the end of each of the periods presented in the financial statements. Those prices were held constant over the estimated life of the reserves. There are numerous uncertainties inherent in estimating quantities and values of proved oil and gas reserves and in projecting future rates of production and the timing of development expenditures, including factors involving reservoir engineering, pricing and both operating and regulatory constraints. All reserves estimates are to some degree speculative, and various classifications of reserves only constitute attempts to define the degree of speculation involved. Accordingly, oil and gas reserve information represents estimates only and should not be construed as being exact.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

Estimated Oil and Gas Reserve Quantities

The Company's ownership interests in estimated quantities of proved gas reserves and changes in net proved reserves, all of which are located in the United States, are summarized below:

	Oil (barrels)	Gas (mcf)

Balance, July 31, 2007	63,018	89,994

Extensions, discoveries and other additions	79,567	-
Production	(7,618)	(11,095)
Revisions to previous estimates	30,751	69,211

Balance, July 31, 2008	165,718	148,110

Production	(6,480)	(14,944)
Revisions to previous estimates	(44,169)	63,224

Balance, July 31, 2009	115,069	196,390

	Oil (barrels)	Gas (mcf)

Proved Developed Reserves
July 31, 2008	165,718	148,110
July 31, 2009	115,069	196,390

Total Proved Reserves
July 31, 2008	165,718	148,110
July 31, 2009	115,069	196,390

Standardized measure of discounted future cash flows

The standardized measure of discounted future net cash flows from proved reserves for the periods presented in the financial statements is summarized below. The standardized measure of future cash flows as of July 31, 2009 is calculated using a price per barrel of oil of $69.29 and a price per Mcf of natural gas of $3.65. The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the estimated proved reserves. These costs are based on year-end cost levels. Future income taxes are based on year-end statutory rates. The future net cash flows are reduced to present value by applying a 10% discount rate. The standardized measure of discounted future cash flows is not intended to represent the replacement cost or fair market value of the Company's oil and gas properties.

	July 31, 2009	July 31, 2008

Future production revenues	$ 8,686,900	$ 22,019,463
Future production costs	(4,514,560)	(8,330,931)
Future development costs	(99,750)	(475,000)

Future net cash flows	4,072,600	13,213,532

Standardized measure of discounted future net cash flows	$ 2,091,860	$ 4,386,512

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009

NOTE 14:           SUBSEQUENT EVENTS

On August 1, 2009, the Company amended a business development services agreement dated June 1, 2009. Under the terms of the amendment, the Company increased the monthly issuance from 28,572 to 50,000 shares of restricted common stock. The amended agreement was extended until July 31, 2010, automatically renewing on a monthly basis subject to written termination. The amendment can be terminated subsequent to February 1, 2010.

On August 12, 2009, the Company agreed to extend the term of 5,158,238 warrants from August 14, 2009, to August 14, 2010. Each warrant entitles the holder to purchase an additional common share of the Company at an exercise price of $1.00 per share, and was originally issued between October 6, 2006 and October 10, 2008.

On September 3, 2009, the Company issued a $200,000 promissory note bearing interest at 3% per annum, due 90 days from the date of issuance. Additionally, the Company issued to the Lender, as fully paid and non-assessable, 200,000 non-transferable and registerable share purchase warrants (each a "Warrant"), to acquire an equivalent number of common shares of the Company (each a "Warrant Share"), at an exercise price of $0.25 per Warrant Share and for an exercise period of up to three years from the date of issuance. On October 16, 2009 the Company repaid $100,000 of the outstanding principal.

On September 15, 2009, the Company completed a private placement for 460,166 Units at a subscription price of $0.30 per Unit for gross proceeds of $138,050, which were received during the fiscal year ended July 31, 2009. Additionally, on September 15, 2009 the Company completed a private placement for 479,332 Units at a subscription price of $0.30 per Unit for the conversion of debt in the amount of $143,800. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company at an exercise price of $0.40 per warrant share, for a period of three years from the date of issuance.

On October 15, 2009, the Company completed a private placement for 12,500,000 Units at a subscription price of $0.20 per Unit for gross proceeds of $2,500,000, of which $310,000 were received in the form of debt conversion. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company at an exercise price of $0.35 per warrant share, for a period of five years from the date of issuance.

The Company evaluated subsequent events through the financial statement filing date of November 12, 2009.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition, changes in financial condition, plan of operations and results of operations should be read in conjunction with (i) our audited consolidated financial statements as at July 31, 2008 and 2009, and for the period from inception (April 12, 2005) to July 31, 2009 and (ii) the section entitled "Business", included in this prospectus. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Plan of Operations

Our plan of operations for the next twelve months is to continue with the exploration and development of our oil and gas properties in the United States. Our planned acquisitions and development of existing properties is described in detail in this prospectus under "Business--Plan of Operations".

Results of Operations

The following sets table sets out our consolidated losses for the periods indicated:

	Year Ended July 31, 2009	Year Ended July 31, 2008	For the Period from Inception (April 12, 2005) to July 31, 2009

Oil and Gas Revenues	$ 490,991	$ 1,072,380	$ 2,265,111

Expenses
Consulting	975,606	541,249	1,995,432
Consulting, stock-based	611,016	104,222	1,571,405
Depreciation and depletion	80,303	57,676	211,467
Direct operating costs	389,547	657,050	1,709,988
General and administrative	165,254	116,546	420,842
Impairment of oil and gas properties	-	-	233,306
Interest and financing charges	64,986	-	64,986
Management fees	343,768	340,933	1,047,325
Management fees, stock based	456,000	-	1,656,000
Professional fees	156,710	359,106	615,649
Travel and promotion	59,519	112,032	338,203

	3,302,709	2,288,814	9,864,603

Net Loss Before Other Items	(2,811,718)	(1,216,434)	(7,599,492)

Other Items
Interest and other income	8,288		8,288
Foreign exchange	20,927	-	20,927

Net Loss	$ (2,782,503)	$ (1,216,434)	$ (7,570,277)

Year Ended July 31, 2009 Compared to the Year Ended July 31, 2008

We are an exploration stage company. We recorded a net loss of $2,782,503 during the year ended July 31, 2009, compared to $1,216,434 for the year ended July 31, 2008.

Revenue

Revenue from oil and gas properties was $490,991 in the year ended July 31, 2009, compared to $1,072,380 in the prior year. Significant developments or changes between these periods are outlined below:

  Barge Canal: Revenue from the Barge Canal project was $355,880 for the year ended July 31, 2009, as compared to $645,813 for the year ended July 31, 2008. The wells produced oil and gas relatively evenly throughout the year ended July 31, 2009, with minor fluctuations due to ongoing maintenance. Oil production was 14% less than the prior fiscal year, while average oil selling prices were 39% lower than the prior year. Gas production was 35% more than the prior fiscal year, while average gas selling prices decreased by 40% from the prior fiscal year. Flooding and maintenance caused significant interruptions in gas production during the prior year.

  South Delhi/Big Creek Field: Revenue from the South Delhi and Big Creek Field projects was $122,653 for the year ended July 31, 2009, as compared to $408,410 for the year ended July 31, 2008. As with Barge Canal, average oil selling prices for oil were 39% lower than the prior year. Additionally, oil production for the year decreased by 55% from the prior period. The decrease in production resulted from flooding and delays related to an above average hurricane season, as well as a decrease in producing wells during the year and planned downtime for ongoing maintenance.

  Janssen Lease: Revenue from the Janssen Lease project was $12,458 for the year ended July 31, 2009, as compared to $16,356 for the year ended July 31, 2008. Gas production was consistent with the prior fiscal year, while average gas selling prices decreased by 40% from the prior fiscal year.

Operating Expenses

Operating expenses incurred during the fiscal year ended July 31, 2009 were $3,302,709, compared to $2,288,814 in the prior year. Significant changes and expenditures are outlined as follows:

  Consulting fees were $975,606 in the year ended July 31, 2009, compared to $541,249 in the prior year, with the significant increase relating primarily to the use of external consultants to assist with business development leading up to the commencement of trading in the fourth quarter of the current fiscal year.

  Stock-based consulting fees were $611,016 in the year ended July 31, 2009, compared to $104,222 in the prior year. The current and prior year charges result from the fair valuation of shares issued to consultants and options granted to or earned by consultants during such periods.

  Depreciation and depletion expense was $80,303 in the year ended July 31, 2009, compared to $57,676 in the prior year, with the increase resulting from a full year of amortization on the Louisiana properties which were reclassified as proved during the prior fiscal year and a decrease in total reserves upon economic evaluation as of July 31, 2009.

  Direct operating costs were $389,547 in the year ended July 31, 2009, compared to $657,050 in the prior year. Significant developments or changes in direct operating costs per project are outlined as follows:

i)   Barge Canal: Direct operating costs of $157,969 during the year ended July 31, 2009 (representing approximately 44% of gross production sales for Barge Canal during the period) were relatively consistent throughout the year ended July 31, 2009. Direct operating costs of $361,252 during the year ended July 31, 2008 (representing approximately 56% of gross production sales for Barge Canal during the period) were relatively consistent throughout the year ended July 31, 2008. The decrease in operating costs from the prior period was primarily due to maintenance and workover costs incurred in December 2007.

ii)  South Delhi/Big Creek Field: Direct operating costs of $205,279 for the fiscal year ended July 31, 2009 (representing approximately 167% of gross production sales for this project during the period) were high due to significant maintenance charges that interrupted production for extended periods of time. Direct operating costs of $292,605 for the fiscal year ended July 31, 2008 (representing approximately 72% of gross production sales for this project during the period) were higher overall than the current year but a significantly lower percentage of gross sales. This is due primarily to the decrease in production and average sales pricing for oil during the current year. Additionally, during the fiscal year ended July 31, 2009 we wrote down a $21,875 reclamation deposit outstanding from a past operator of the South Delhi/Big Creek Field project.

iii) Janssen Lease: Direct operating costs of $4,424 for the fiscal year ended July 31, 2009 (representing approximately 36% of gross production sales for this project during the period) were relatively consistent throughout the year ended July 31, 2009 but higher than the prior year. Direct operating costs of $3,193 for the fiscal year ended July 31, 2008 (representing approximately 20% of gross production sales for this project during the period).

  General and administrative expenses were $165,254 in the year ended July 31, 2009, compared to $116,546 in the prior year, with the increase resulting primarily from fees and service costs relating to the listing process, which decreased in the last half of the current fiscal year.

  Interest and financing charges increased to $64,986 during the year ended July 31, 2009 from $Nil during the same period ended July 31, 2008. Interest and financing charges includes accrued interest on promissory notes not outstanding in the prior year.

  Management fees were $343,768 in the year ended July 31, 2009, compared to $340,933 in the prior year, with the difference resulting primarily from fluctuations in services provided by management during the current and prior years.

  Stock-based management fees were $456,000 in the year ended July 31, 2009, compared to $Nil in the prior year. The current year charges result from the fair valuation of options granted to or earned by management during the period.

  Professional fees were $156,710 in the year ended July 31, 2009, compared to $359,106 in the prior year. The decrease from the prior year results from reductions in corporate activity in the current year under difficult market conditions, and additional work in the prior year relating to our financing activities, stock and option issuances and listing requirements.

  Travel and promotion charges were $59,519 in the year ended July 31, 2009, compared to $112,032 in the prior year, with the decrease resulting primarily from limited investment related activities due to market conditions during the current year.

Our net loss for the year ended July 31, 2009 was $2,782,503 or ($0.10) per share, compared to a net loss of $1,216,434 or ($0.04) per share in the prior period.

Liquidity and Capital Resources

The following table sets forth our cash and working capital as of July 31, 2008 and July 31, 2007:

	July 31, 2009	July 31, 2008

Cash reserves	$ 18,793	$ 67,650
Working capital (deficit)	(807,435)	(164,287)

Subject to the availability of additional financing, we intend to spend approximately $2,600,000 over the next twelve months in carrying out our plan of operations. At July 31, 2009, we had $18,793 of cash on hand and a working capital deficit of $807,435. On October 15, 2009, we completed a private placement for gross proceeds of $2,500,000 (and net proceeds of approximately $2,000,000). On November 13, 2009, we completed a private placement for gross proceeds of $1,050,000 (and net proceeds of approximately $1,000,000). As such, we estimate we will have sufficient funds to cover our planned operations over the next twelve months. However, our actual expenditures may exceed our estimations such that we may need to receive additional funds to fund our planned operations over the next twelve months, either through the sale of capital stock or from borrowing. If we are not able to obtain financing in the amounts required or on terms that are acceptable to us, we may be forced to scale back, or abandon, our plan of operations.

Various conditions outside of our control may detract from our ability to raise the capital needed to execute our plan of operations, including the price of oil as well as the overall market conditions in the international and local economies. We recognize that the United States economy has suffered through a period of uncertainty during which the capital markets have been depressed from levels established twelve months ago, and that there is no certainty that these levels will stabilize or reverse. We also recognize that the price of oil decreased from approximately $150 per barrel in 2008 to under $40 per barrel in February of 2009 but has increased to approximately $80 per barrel as of late October 2009. If the price of oil drops to levels seen earlier in the year, we recognize that it will adversely affect our ability to raise additional capital. Any of these factors could have a material impact upon our ability to raise financing and, as a result, upon our short-term or long-term liquidity.

Going Concern

Our current sources of revenue are inadequate to provide incoming cash flows to sustain our future operations. As outlined above, our ability to pursue our planned business activities is dependent upon our successful efforts to raise additional equity financing. These factors raise substantial doubt regarding our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which implies that we will continue to realize our assets and discharge our liabilities in the normal course of business. As at July 31, 2009, we had accumulated losses of $7,570,277 since inception. Our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Net Cash Used in Operating Activities

Operating activities in the year ended July 31, 2009 used cash of $1,203,563 compared to $961,214 in the year ended July 31, 2008. Operating activities in the period from inception on April 12, 2005 to July 31, 2009 used cash of $3,358,041. Operating activities have primarily used cash as a result of the operating and organizational activities such as consulting and professional fees, direct operating costs, management fees and travel and promotion.

Net Cash Used in Investing Activities

In the year ended July 31, 2009, investing activities used cash of $120,251 compared to $208,158 in the year ended July 31, 2008. The changes between such periods relates primarily to a decrease in acquisition costs over the prior year. In the period from inception to July 31, 2008, investing activities used cash of $1,793,638 relating to the acquisition and exploration of our properties.

Net Cash Provided by Financing Activities

As we have had limited revenues since inception, we have financed our operations primarily through private placements of our stock. Financing activities in the year ended July 31, 2009 provided cash of $1,274,957 compared to $569,300 in the year ended July 31, 2008. In the period from inception to July 31, 2009, financing activities provided net cash of $5,192,347 primarily from the sale of our equity securities.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe that our critical accounting policies and estimates include the accounting for accounts receivable, marketable securities and long-lived assets reclamation costs, and accounting for legal contingencies.

See Note 2 of our consolidated financial statements for our year ended July 31, 2009 for a summary of significant accounting policies.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes of financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our principal independent accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position with the Company

Randall Reneau	60	President, Chief Executive Officer, Principal Executive Officer, Chairman of the Board and a director
Johnathan Lindsay	33	Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director
Alan P. Lindsay	59	Director
Leonard Garcia	59	Director
Steven L. Carter	50	Vice President of Operations

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Randall Reneau, President, Chief Executive Officer, Principal Executive Officer and a director

Mr. Reneau has been a director of our Company since April 17, 2006, and he has served as our President, Chief Executive Officer, Principal Executive Officer and Chairman of the Board since August 5, 2007. Mr. Reneau is a certified professional geologist and holds licenses to practice geology in the states of Texas, Washington and Alaska. He has more than 30 years combined mineral and oil and gas experience both domestic and foreign. Mr. Reneau served as President of Reneau Exploration and Development Company, Inc. ("REDCO") from 1980 to 1988. REDCO drilled and operated wells in Stephens County, Oklahoma and Navarro, Milam, Wilson and Guadalupe Counties in Texas. From 1988 to 1990, Mr. Reneau was employed as a senior consulting geologist with Western Mining Corporation's Canadian subsidiary, Westminer Canada. Mr. Reneau's role at Westminer Canada included mineral exploration in West Africa. From 1990 to 1999, Mr. Reneau served as Principal Geologist for Reneau and Associates, a Geo-Environmental firm. From 1997 to December 2003, Mr. Reneau served as senior consulting geologist for AZCO Mining, Inc., managing exploration projects in Mali, West Africa and Sonora, Mexico. From December 2003 to December 2004, Mr. Reneau served as Chief Geologist for Oromex Resources in Durango, Mexico. Mr. Reneau served as Chief Exploration Officer and a director of Uranium Energy Corp., a uranium exploration company publicly traded on the American Stock Exchange, from January 2005 to July 2007. Mr. Reneau has a B.A. in Geology from Central Washington University and an M.S. in Environmental Engineering from Kennedy-Western University. Mr. Reneau currently resides in Austin, Texas.

Johnathan Lindsay, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director

Johnathan Lindsay has been our Secretary since July 11, 2005. In addition, he served as our President, Treasurer and as our sole director from July 11, 2005 until April 17, 2006. He was subsequently reappointed as a director on April 17, 2007 and has also served as our Treasurer, Chief Financial Officer and Principal Accounting Officer since that date. Mr. Lindsay was responsible for organizing initial financing for our Company. From May 16, 2003 to August 31, 2006, Mr. Lindsay served as corporate secretary for Uranium Energy Corp., a uranium exploration company publicly traded on the American Stock Exchange, where he helped the company go public. From 1999 to 2004, Mr. Lindsay was employed by Alan Lindsay and Associates as Vice President, Marketing and Corporate Secretary. In 1997, Mr. Lindsay worked with the Investor Relations Group and for National Media, two North American public sector marketing firms. Following his position with National Media, he studied marketing and business management from 1998 to 1999 at the British Columbia Institute of Technology.

Alan P. Lindsay, a director

Alan Lindsay, who was our founding officer and director, resigned from his position as an officer and director on July 11, 2005. Alan Lindsay was subsequently reappointed as a director on April 17, 2007. Mr. Lindsay has extensive experience and expertise in the mining and bio-technology sectors. From May 2003 to the present, he has been the Chairman of Uranium Energy Corp., a uranium exploration company that has been publicly traded on the American Stock Exchange since September 2007. Since October 2001, Mr. Lindsay has served as Chairman and CEO of MIV Therapeutics Inc, a publicly-listed biomedical company focused on biocompatible coating technology for stents and medical devices. Since December 2005, Mr. Lindsay has served as a director of TapImmune Inc., a U.S. reporting company.

Mr. Lindsay was the founder of AZCO Mining, Inc., a base metals exploration company. Mr. Lindsay served as Azco's Chief Executive Officer and President from 1991 to 1994, its Chairman and Chief Executive Officer from 1994 to 1997 and its President, Chairman and Chief Executive Officer from 1997 to 2000. Azco was listed on the Toronto Stock Exchange in 1993 and on the American Stock Exchange in 1994. Mr. Lindsay currently serves as a director of Hana Mining Ltd., a TSX Venture Exchange reporting company. Mr. Lindsay also co-founded Anatolia Minerals Development Limited, a junior resource company that trades on the TSX, and New Oroperu Resources Inc., a junior resource company that trades on the TSX Venture Exchange.

Leonard G. Garcia

Mr. Garcia has been a director since April 17, 2006 and has served as our Land Manager from February 2006 to the present date. In addition, Mr. Garcia served as our President and Chief Executive Officer from April 17, 2006 until August 5, 2007. From August 2004 to the present date, Mr. Garcia has also served as the Land Manager for Uranium Energy Corp., a uranium exploration company that has been publicly traded on the American Stock Exchange since September 2007. Mr. Garcia is an Independent Petroleum Landman with over thirty years experience in oil and gas title research, lease negotiations and acquisitions, contracts, exploration and production. Prior to August 2004, Mr. Garcia worked under contract for various companies, including Harkins & Co., Sun Oil Company, Oryx Energy Co., Texaco, Monsanto Exploration and Production Company, Trans Texas Energy, Kerr-McGee Oil & Gas Corp., and Mestena Oil & Gas. His corporate experience includes serving as Chief Executive Officer of Texas corporations with annual sales in excess of eighteen million dollars. Mr. Garcia attended the University of Texas-Austin, The University of Texas-Pan American and Texas A&M University-Kingsville. He currently resides in Austin, Texas.

Steven L. Carter, Vice President of Operations

Mr. Carter has served as our Vice President of Operations since December 20, 2006. Mr. Carter is a registered professional engineer with twenty-five years of management and engineering experience in oil and gas exploration, production operations, reservoir management and drilling. Mr. Carter served as Operations Manager and Operations Engineer for T-C Oil Company from 1990 to June 2003, where he managed significant production, supervised drilling, provided economic evaluations and designed project workovers, as well as performing numerous other engineering services. In July 2003, Mr. Carter started Carter E&P, LLC, an independent oil and gas company, where he has worked from 2003 to the present. Mr. Carter has a B.S. in Petroleum Engineering from the University of Texas at Austin.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until they resign or are removed from the board in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until they resign or are removed from office by the Board of Directors.

Significant Employees

We have no significant employees other than our executive officers.

Audit Committee

We have an Audit Committee of our Board of Directors comprised of Leonard Garcia (chair), Alan P. Lindsay and Randall Reneau. The audit committee operates pursuant to a charter adopted by the board. Our board of directors has determined that we do not currently have an audit committee financial expert (as such term is defined in Item 407 of Regulation S-K) serving on our audit committee. We intend to appoint an audit committee financial expert to our Audit Committee in the near future.

Family Relationships

Alan P. Lindsay is the father of Johnathan Lindsay. There are no other family relationships among our directors and officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons has been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Conduct

We have adopted a Code of Conduct that applies to all directors and officers. The code describes the legal, ethical and regulatory standards that must be followed by the directors and officers of the Company and sets forth high standards of business conduct applicable to each director and officer. As adopted, the Code of Conduct sets forth written standards that are designed to deter wrongdoing and to promote, among other things:

  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  compliance with applicable governmental laws, rules and regulations;

  the prompt internal reporting of violations of the code to the appropriate person or persons identified in the code; and

  accountability for adherence to the code.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following table sets forth the compensation paid to our executive officers during our fiscal years ended July 31, 2008 and 2009:

Summary Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Randall Reneau President, CEO & Principal Executive Officer	2009 2008	88,300 (1) 97,439 (1)	Nil Nil	Nil Nil	144,444 (4) Nil	Nil Nil	Nil Nil	Nil Nil	232,300 97,439
Johnathan Lindsay Secretary, Treasurer, CFO & Principal Accounting Officer	2009 2008	72,000 (2) 72,000 (2)	Nil Nil	Nil Nil	144,000 (4) Nil	Nil Nil	Nil Nil	Nil Nil	216,000 72,000
Steven Carter Vice President of Operations	2009 2008	120,000 (3) 120,000 (3)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	120,000 120,000

(1) Randall Reneau received varying amounts per month for the fiscal years ending July 31, 2008 and 2009 for the provision of management consulting services provided by Mr. Reneau to us on a monthly basis and from time to time.

(2) Johnathan Lindsay received varying amounts per month for the fiscal years ending July 31, 2008 and 2009 for the provision of management consulting services provided by Mr. Lindsay to us on a monthly basis and from time to time.

(3) Steven Carter received $10,000 per month pursuant to the Carter Professional Services Agreement which is more particularly described below under Employment, Consulting and Services Agreements.

(4) These amounts represent the fair value of these options at the date of grant which was estimated using the Black-Scholes pricing model.

The following table sets forth information as at July 31, 2009 relating to outstanding equity awards for each Named Executive Officer:

Outstanding Equity Awards at Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexer-cised Options (#) (exercise-able)	Number of Securities Underlying Unexer-cised Options (#) (unexer-ciseable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer-cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Randall Reneau	600,000 300,000	N/A N/A	N/A N/A	0.35 0.35	07/04/17 05/21/19	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Johnathan Lindsay	300,000 300,000	N/A N/A	N/A N/A	0.35 0.35	07/04/17 05/21/19	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Steven Carter	600,000	N/A N/A	N/A N/A	0.35	07/04/17	N/A	N/A N/A	N/A	N/A N/A

The following table sets forth information relating to compensation paid to our directors in the fiscal years ended July 31, 2008 and 2009:

Director Compensation

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Leonard Garcia (1)	2009 2008	27,468 30,494	Nil Nil	144,000 Nil	N/A N/A	N/A N/A	N/A N/A	171,468 30,494
Johnathan Lindsay (2)	2009 2008	Nil Nil	Nil Nil	Nil Nil	N/A N/A	N/A N/A	N/A N/A	Nil Nil
Alan Lindsay (3)	2009 2008	36,000 21,000	Nil Nil	24,000 Nil	N/A N/A	N/A N/A	N/A N/A	60,000 21,000
Randall Reneau (2)	2009 2008	Nil Nil	Nil Nil	Nil Nil	N/A N/A	N/A N/A	N/A N/A	Nil Nil

(1) Leonard Garcia received varying amounts per month for the fiscal years ending July 31, 2008 and 2009 for the provision of land work management consulting services provided by Mr. Garcia to us on a monthly basis and from time to time.

(2) The amounts reported for Johnathan Lindsay and Randall Reneau are reported above in the Summary Compensation Table with respect to Named Executive Officers. Our officers who serve as directors do not receive additional compensation for serving as directors.

(3) Alan Lindsay received varying amounts per month for the fiscal year ending July 31, 2008 and 2009 for the provision of management consulting services provided by Mr. Lindsay to us on a monthly basis and from time to time.

(4) These amounts represent the fair value of these options at the date of grant which was estimated using the Black-Scholes pricing model.

Employment, Consulting and Services Agreements

The following summary of certain material terms of the employment, consulting or services agreements we have entered into with certain of our officers or employees is not complete and is qualified in its entirety to the full text of each such agreement, which have been filed with the SEC as described in the list of exhibits to this prospectus.

Thomas Consulting Services and Option Agreement

We have entered into a Consulting Services and Option Agreement dated April 1, 2006 with Jim Thomas, our Chief Geologist. Under the agreement, Mr. Thomas has agreed to provide geological consulting services to us including, among other things, assisting in the initiation, coordination, implementation and management of all aspects of any program or project in connection with the geological development and maintenance of our various business interests. In consideration for these consulting services, we have agreed to pay Mr. Thomas a daily fee of $350. In addition, we issued to Mr. Thomas options to acquire an aggregate of 250,000 shares of our common stock at an exercise price of $0.10 per share exercisable until April 1, 2016. We have also agreed to reimburse Mr. Thomas for all reasonable expenses incurred by him in connection with the provision of such consulting services. The initial term of the agreement is 18 months from April 1, 2006 and the agreement renews automatically on a month-to-month basis if not specifically terminated in accordance with the provisions of the agreement. The agreement may be terminated by either party upon providing not less than 30 calendar days' prior written notice to the other party. However, either party may terminate the agreement upon not less than ten calendar days' written notice in the event the other party fails to cure a material breach of any of the provisions of the agreement during such ten day period, the other party is non-compliant in the performance of its duties under the agreement and fails to become complaint within five calendar days of receipt of the notice, or a party commits fraud or serious misconduct in the discharge of its duties.

On October 1, 2007 our Board of Directors authorized and approved the execution of a modified Consulting Services and Option Agreement with Jim Thomas, our Chief Geologist. The modified agreement has an initial term of 18 months expiring on March 31, 2009. Pursuant to the terms and provisions of the Consulting Services and Option Agreement: (i) we shall pay a daily fee of $400 on a as requested basis; (ii) we will issue 200,000 shares of our restricted common stock; and (iii) we agreed to grant an aggregate of not less than 250,000 options to purchase shares of our common stock at $0.10 for a ten year term. The option grant was completed on July 5, 2007.

Combest Consulting Services and Option Agreement

We have entered into a Consulting Services and Option Agreement dated August 1, 2006 with Kyle Combest, one of our geologists. Under the agreement, Mr. Combest has agreed to provide geological consulting services to us including, among other things, assisting in the initiation, coordination, implementation and management of all aspects of any program or project in connection with the geological development and maintenance of our various business interests. In consideration for these consulting services, we have agreed to pay Mr. Combest a daily fee of $400. In addition, we issued to Mr. Combest options to acquire an aggregate of 250,000 shares of our common stock at an exercise price of $0.35 per share exercisable until April 1, 2016. We have also agreed to reimburse Mr. Combest for all reasonable expenses incurred by him in connection with the provision of such consulting services. The initial term of the agreement is 18 months from August 1, 2006 and the agreement renews automatically on a month-to-month basis if not specifically terminated in accordance with the provisions of the agreement. The agreement may be terminated by either party upon providing not less than 30 calendar days' prior written notice to the other party. However, either party may terminate the agreement upon not less than ten calendar days' written notice in the event the other party fails to cure a material breach of any of the provisions of the agreement during such ten day period, the other party is non-compliant in the performance of its duties under the agreement and fails to become complaint within five calendar days of receipt of the notice, or a party commits fraud or serious misconduct in the discharge of its duties.

Carter Professional Services Agreement

On December 20, 2006, our Board of Directors authorized and approved the execution of the "Carter Professional Services Agreement". The term of the agreement is two years expiring on November 30, 2008. Pursuant to the terms and provisions of the Carter Professional Services Agreement: (i) Steven Carter shall provide duties to us commensurate with his current executive position as our Vice President of Operations; (ii) we shall pay to Mr. Carter a monthly fee of $10,000; (iii) we approved the issuance of 500,000 shares of our common stock at a price of $0.001 per share; (iv) we approved the granting of an aggregate of not less than 600,000 options to purchase shares of our common stock at $0.35 for a ten year term; and (v) the Carter Professional Services Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our Company after the initial term) or 30 days (in the case of Mr. Carter) prior to the effective date of such termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 20, 2009 by: (i) each person (including any group) known to us to own more than 5% of our shares of common stock; (ii) each of our directors; (iii) each of our officers; and (iv) our officers and directors as a group. To our knowledge, each holder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent of Class(2)
Directors and Officers:
Common Stock	Leonard Garcia 10105 Grand Oak Drive Austin, Texas, U.S.A., 78750	1,999,650 (3)	4.1%
Common Stock	Johnathan Lindsay 1917 West 12th Avenue Vancouver, B.C., Canada, V6J 2G1	1,103,327 (4)	2.2%
Common Stock	Alan P. Lindsay 2701 - 1500 Hornby Street Vancouver, B.C., Canada, V6Z 2R1	1,894,154 (5)	3.9%
Common Stock	Randall Reneau 9302 Mystic Oak Trail Austin, Texas, U.S.A., 78750	2,219,250 (6)	4.5%
Common Stock	Steven L. Carter 615 Leopard, Suite 540 Corpus Christi, Texas, U.S.A., 78476	1,100,000 (7)	2.3%
Common Stock	All executive officers and directors as a group (5 persons)	8,316,381 (8)	15.9%
Beneficial Owners of More than 5% of Our Common Stock:
Common Stock	Barry Honig 595 S. Federal Highway Suite 600 Boca Raton, FL 33432	4,783,907 (9)	9.9%

(1) Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and/or (ii) investment power, which includes the power to dispose or direct the disposition of shares. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares within 60 days of the date as of which the information is provided.

(2) Based on 48,264,135 shares of our common stock issued and outstanding as of November 20, 2009.

(3) This figure includes (i) 1,049,825 shares of common stock, (ii) stock options to purchase 900,000 shares of our common stock, and (iii) stock purchase warrants to purchase 49,825 shares of our common stock.

(4) This figure includes (i) 103,700 shares of common stock, (ii) 186,348 shares of common stock held of record by Johnathan Lindsay's wife, (iii) 26,931 shares of common stock held of record by Ocean Tower Productions, a company controlled by Johnathan Lindsay, (iv) stock options to purchase 600,000 shares of our common stock, and (v) stock purchase warrants to purchase 186,348 shares of our common stock held of record by Johnathan Lindsay's wife.

(5) This figure includes (i) 661,750 shares of common stock, (ii) 100,000 shares of common stock held of record by Alan P. Lindsay's wife, (iii) 391,202 shares of common stock held of record by Alan Lindsay & Associates, a company controlled by Alan P. Lindsay (iv) stock options to purchase 350,000 shares of our common stock, and (v) stock purchase warrants to purchase 391,202 shares of our common stock held of record by Alan Lindsay & Associates, a company controlled by Alan P. Lindsay.

(6) This figure includes (i) 1,159,625 shares of common stock, (ii) stock options to purchase 900,000 shares of our common stock, and (iii) stock purchase warrants to purchase 159,625 shares of our common stock.

(7) This figure includes (i) 500,000 shares of common stock, and (ii) stock options to purchase 600,000 shares of our common stock.

(8) This figure includes (i) 4,179,381 shares of common stock, (ii) stock options to purchase 3,350,000 shares of our common stock, and (iii) stock purchase warrants to purchase 787,000 shares of our common stock.

(9) This figure includes (i) 2,283,907 shares of common stock held individually by Mr. Honig and (ii) 2,500,000 shares of common stock held by GRQ Consultants, Inc. 401(K),a company controlled by Mr. Honig.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our company.

EXPERTS

Lang Michener LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The audited consolidated financial statements included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants, which is an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus. These financial statements are included in reliance upon the authority of said firm as an expert in auditing and accounting.

Lonquist & Co. LLC prepared an estimated future reserves and revenues report as of July 31, 2009 with respect to our Company's oil and gas properties located in Franklin and Richland Parishes (Louisiana) and Calhoun County (Texas). This report is referenced in Note 13 to our audited consolidated financial statements for our fiscal year ended July 31, 2009 included herein.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our company, nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, none of the following parties has had any material interest, direct or indirect, in any transaction with us during our last two fiscal years or in any presently proposed transaction that has or will materially affect us:

  any of our directors or officers;

  any person proposed as a nominee for election as a director;

  any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; or

  any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

We had transactions with certain of our officers and directors during our fiscal year ended July 31, 2009 as follows:

(a)        We recorded production revenues of $355,880 and incurred production costs of $157,969 for the Barge Canal Property, which is operated by a company that is controlled by Steven Carter, our Vice President of Operations;

(b)        We incurred management fees of $343,768 ($88,300 to Randall Reneau, $72,000 to John Lindsay, $120,000 to Steven Carter, $27,468 to Leonard Garcia, and $36,000 to Alan Lindsay) to certain of our officers and directors as described elsewhere in this prospectus, of which $244,257 was payable at year end;

(c)        We repaid $10,000 on an outstanding promissory note issued to John Lindsay, our Chief Financial Officer and one of our directors, leaving a remaining balance of $44,000, and incurred $8,428 in interest and finance charges;

(d)        We incurred $4,500 (2008 - $1,865) in interest and finance charges on a $25,000 promissory note issued to a private company controlled by Alan Lindsay, one of our directors;

(e)        We issued a $100,000 promissory note bearing interest at 18% per annum to Oliver Lindsay, a direct family member John Lindsay, our Chief Financial Officer and one of our directors, and a direct family member of Alan Lindsay, one of our directors, and incurred $7,742 (2008 - $Nil) in interest and finance charges on the $100,000 promissory note;

(f)        We issued a $27,500 promissory note bearing interest at 18% per annum, which is due on demand, to Randall Reneau, our President, Chief Executive Officer, and one of our directors, and incurred $1,338 in interest and finance charges; and

(g)        We issued a $18,500 promissory note bearing interest at 18% per annum, which is due on demand, to Leonard Garcia, one of our directors, and incurred $1,259 in interest and finance charges.

We had transactions with certain of our officers and directors during our fiscal year ended July 31, 2008 as follows:

(a)        We recorded production revenues of $645,813 and incurred production costs of $361,252 for the Barge Canal Property, which is operated by a company that is controlled by Steven Carter, our Vice President of Operations;

(b)        We incurred management fees of $340,933 ($97,439 to Randall Reneau, $72,000 to John Lindsay, $120,000 to Steven Carter, $30,494 to Leonard Garcia, and $36,000 to Alan Lindsay) to certain of our officers and directors as described elsewhere in this prospectus, of which $44,500 was payable at year end;

(c)        We issued a $25,000 promissory note bearing interest at 18% per annum, which is due on demand, to a private company controlled by Alan Lindsay, one of our directors; and

(d)        We issued a $54,000 promissory note bearing interest at 18% per annum, which is due on demand, to John Lindsay, our Chief Financial Officer and one of our directors.

Leonard Garcia is an independent director of our Company as provided in the listing standards of the NYSE Amex Equities Exchange.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute any offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee:	$789.66
Accounting fees and expenses:	$10,000
Legal fees and expenses:	$25,000
Transfer agent and registrar fees:	$2,000
Fees and expenses for qualification under state securities laws:	$1,500
Miscellaneous (including Edgar filing fees):	$1,000
Total:	$40,289.66

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the Selling Stockholders to broker-dealers in connection with the sale of their shares.

ITEM 14.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), our articles of incorporation and our bylaws.

Nevada Revised Statutes

Section 78.7502 of the NRS provides as follows:

1.           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.           To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1.           Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)        By the stockholders;

(b)        By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)        If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)        If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.           The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3.           The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)        Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)        Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

  acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

  the payment of dividends in violation of NRS 78.300.

Our Bylaws

Article VII of our bylaws provide the following indemnification provisions:

Section 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Nevada as the same exist or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said laws permitted the corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Nevada Revised Statutes, Chapter 78, so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. In no event shall anything herein contained be so construed as to permit the Board to authorize payment of, or the corporation to pay, any amounts for any purpose where the director or officer was engaged in any action or activity known to him or her while so engaged to be unlawful, nor any action or activity constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties and obligations to the corporation and the stockholders. The rights set forth herein shall not be exclusive of other right to which any director or officer may be entitled as a matter of law. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

Section 5. Expenses as a Witness. To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 6. Indemnity Agreements. The corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons to the full extent contemplated by this Article.

Section 7. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VII by the stockholders and the directors of the corporation shall not adversely affect any right or protection of a director or other of the corporation existing at the time of the amendment, repeal or modification.

ITEM 15.           RECENT SALES OF UNREGISTERED SECURITIES

On November 15, 2006, we completed a private placement of 169,667 Units at a subscription price of $0.60 per Unit to two subscribers for gross proceeds of $101,800. Each Unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that our common shares are first listed on any stock exchange or over-the counter market, exercisable at $1.00 per share. This private placement transaction was completed in reliance of Rule 903 of Regulation S of the Securities Act to these investors, who were not "U.S. Persons" within the meaning of Regulation S and who were otherwise outside of the United States, based upon representations made to us by the purchasers.

On December 6, 2006, we completed a private placement of 819,171 Units at a subscription price of $0.60 per Unit to one subscriber for gross proceeds of $491,503. Each Unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that our common shares are first listed on any stock exchange or over-the counter market, exercisable at $1.00 per share. This private placement transaction was completed in reliance of Rule 903 of Regulation S of the Securities Act to this investor, who was not "U.S. Person" within the meaning of Regulation S and who was otherwise outside of the United States, based upon representations made to us by the purchaser.

On December 20, 2006, we issued 500,000 shares of our common stock to Steven L. Carter at a price of $0.001 per share pursuant to a professional services agreement. We issued these securities relying on Section 4(2) of the Securities Act.

On April 30, 2007, we completed a private placement of 1,680,569 Units at a subscription price of $0.60 per Unit to 46 subscribers for gross proceeds of $1,008,341. Each Unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that our common shares are first listed on any stock exchange or over-the counter market, exercisable at $1.00 per share. This private placement transaction was completed in reliance of Rule 506 of Regulation D of the Securities Act with respect to 19 investors in the United States, and in reliance of Rule 903 of Regulation S of the Securities Act with respect to the remaining 27 investors who were not "U.S. Persons" within the meaning of Regulation S and who were otherwise outside of the United States, based upon representations made to us by the purchasers. Sales to United States investors pursuant to Rule 506 of Regulation D were limited to investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D.

On May 31, 2007, we completed a private placement of 185,833 Units at a subscription price of $0.60 per Unit to three subscribers for gross proceeds of $111,500. Each Unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that our common shares are first listed on any stock exchange or over-the counter market, exercisable at $1.00 per share. This private placement transaction was completed in reliance of Rule 903 of Regulation S of the Securities Act to these investors, who were not "U.S. Persons" within the meaning of Regulation S and who were otherwise outside of the United States, based upon representations made to us by the purchasers.

On July 5, 2007, we issued 385,000 share purchase warrants exercisable at $0.35 per share, 4,000 share purchase warrants exercisable at $0.50 per share, and 163,041 share purchase warrants exercisable at $0.60 per share pursuant to finders' fees agreements to five individuals. Each warrant entitles the holder to purchase one common share of the Company for a period commencing upon the date of issuance and ending 18 months from the date that the Company's common shares are first listed for trading on any stock exchange or over-the-counter market. These issuances were completed in reliance of Section 4(2) of the Securities Act as well as Rule 903 of Regulation S of the Securities Act to these investors, who were not "U.S. Persons" within the meaning of Regulation S and who were otherwise outside of the United States, based upon representations made to us by the purchasers.

On July 5, 2007 we granted a total of 3,800,000 stock options to consultants, officers and directors, of which 3,700,000 vested immediately and the remaining 100,000 vest over 18 months. Of the 3,800,000 options granted, 250,000 were granted at an exercise price of $0.10 per share and 3,550,000 were granted at an exercise price of $0.35 per share. The term of the options is ten years.

On October 1, 2007, we issued 200,000 shares of our common stock to Jim Thomas at a deemed issue price of $0.60 per share pursuant to a consulting agreement. We issued these securities relying on Section 4(2) of the Securities Act.

On October 31, 2007, we completed a private placement of 724,666 Units at a subscription price of $0.60 per Unit to five subscribers for gross proceeds of $434,800. Each Unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that our common shares are first listed on any stock exchange or over-the counter market, exercisable at $1.00 per share. This private placement transaction was completed in reliance of Rule 903 of Regulation S of the Securities Act to these investors, who were not "U.S. Persons" within the meaning of Regulation S and who were otherwise outside of the United States, based upon representations made to us by the purchasers.

On March 18, 2009, the Company granted a total of 500,000 stock options at an exercise price of $0.35 per share to a consultant which vested immediately. The term of the options is three years. We relied on exemptions from registration under the Securities Act, provided by Section 4(2) thereof and Rule 506 of Regulation D.

On March 25, 2009, we completed a convertible debenture financing of $150,000 issuing convertible promissory notes that bear interest at 15% per annum. If not converted, the notes would be due on September 25, 2010. The unpaid amount of principal and accrued interest can be converted at any time at the holder's option into shares of the our common stock at a price of the greater of $0.25 or the current market price less 10%. Additionally, we issued to the lender, as fully paid and non-assessable, 600,000 non-transferable share purchase warrants to acquire an equivalent number of common shares at an exercise price of $0.60 per share and for an exercise period of up to September 25, 2010. We relied on exemptions from registration under the Securities Act provided by Section 4(2) thereof and Regulation S.

Effective May 18, 2009, we entered into a three month consulting services agreement. In accordance with the terms of the agreement on June 1, 2009, we issued 200,000 shares of our restricted common stock pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

On May 21, 2009, we granted a total of 2,230,000 stock options with an exercise price of $0.35 per share to consultants, officers and directors, of which 950,000 vested immediately and the remaining 1,280,000 vest over 18 months. The term of the options is ten years.

On June 1, 2009, pursuant to the terms of a consulting services agreement, we issued from treasury to a consultant 250,000 shares of our common stock at a deemed issuance price of $0.35 per share for total deemed proceeds of $87,500. We relied on an exemption from registration under the United States Securities Act provided by Regulation S.

On June 1, 2009, pursuant to the terms of a shares for debt subscription agreement, we issued from treasury to one subscriber 171,429 shares of our common stock at a deemed issuance price of $0.35 per share for total deemed proceeds of $60,000. We relied on an exemption from registration under the Securities Act provided by Regulation S.

Effective June 17, 2009, we issued 33,334 shares of restricted common stock to one shareholder pursuant to the terms of a consulting agreement at a deemed price of $0.35 per share. We relied on an exemption from registration under the Securities Act provided by Regulation S.

Effective July 14, 2009, we issued 85,714 shares of restricted common stock to two shareholders pursuant to the terms of a consulting agreement at a deemed price of $0.35 per share. We relied on an exemption from registration under the Securities Act provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

Effective July 31, 2009, we issued 57,144 shares of restricted common stock to one shareholder pursuant to the terms of a services agreement at a deemed price of $0.35 per share. We relied on an exemption from registration under the Securities Act provided by Regulation S.

On September 3, 2009, we issued two promissory notes in the aggregate amount of $200,000, bearing interest at 3% per annum, due 90 days from the date of issuance. Additionally, the Company issued to the two lenders, as fully paid and non-assessable, an aggregate of 200,000 non-transferable share purchase warrants to acquire an equivalent number of common shares at an exercise price of $0.25 per share and for an exercise period of up to three years from the date of issuance. We relied on exemptions from registration under the Securities Act provided by Section 4(2) thereof and Regulation S.

Effective September 15, 2009 we completed (i) a private placement for 460,166 Units to seven subscribers at a subscription price of $0.30 per Unit for gross proceeds of $138,050 and (ii) a private placement for 479,332 Units to four subscribers at a subscription price of $0.30 per Unit for the conversion of debt in the amount of $143,800. Each Unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase an additional common share at an exercise price of $0.40 per warrant share, for a period of three years from the date of issuance. We relied on exemptions from registration under the Securities Act provided by Regulation S (with respect to eight of the subscribers) and Rule 506 of Regulation D (with respect to the remaining three subscribers).

Effective October 6, 2009, we issued 66,666 shares of restricted common stock to one shareholder pursuant to the terms of a consulting agreement at a deemed price of $0.35 per share. We relied on an exemption from registration under the Securities Act provided by Regulation S.

Effective October 12, 2009, we issued 100,000 shares of restricted common stock to one shareholder pursuant to the terms of a services agreement at a deemed price of $0.20 per share. We relied on an exemption from registration under the Securities Act provided by Regulation S.

Effective on October 15, 2009, we issued 12,500,000 units to 30 accredited investors at a subscription price of $0.20 per Unit and for gross proceeds of $2,500,000. Each unit consists of on share of our common stock and one share purchase warrant to purchase an additional share of common stock at an exercise price of $0.35 until October 15, 2014. We relied on exemptions from registration under the Securities Act, provided by Rule 506 of Regulation D (with respect to 29 of the 30 purchasers) and Regulation S (with respect to the remaining purchaser). In addition, on such date we issued share purchase warrants to purchase an additional 312,500 shares of our common stock (on the same warrant terms as described above in this paragraph) to five holders pursuant to finders' fee agreements; we relied on exemptions from registration under the Securities Act provided by Section 4(2) thereof and Rule 506 of Regulation D.

Effective on November 13, 2009, we issued 5,250,000 units to 12 accredited investors at a subscription price of $0.20 per Unit and for gross proceeds of $1,050,000. Each unit consists of on share of our common stock and one share purchase warrant to purchase an additional share of common stock at an exercise price of $0.35 until November 13, 2014. We relied on exemptions from registration under the Securities Act, provided by Rule 506 of Regulation D. In addition, on such date we issued share purchase warrants to purchase an additional 730,000 shares of our common stock (on the same warrant terms as described above in this paragraph) to seven holders pursuant to finders' fee agreements; we relied on exemptions from registration under the Securities Act provided by Section 4(2) thereof and Rule 506 of Regulation D.

Effective on November 13, 2009, we issued share purchase warrants to purchase 50,000 shares of our common stock at an exercise price of $0.35 until November 13, 2014 as payment for prior business development services provided to us. We relied on exemptions from registration under the Securities Act, provided by Section 4(2) thereof and Rule 506 of Regulation D.

ITEM 16.           EXHIBITS

The following exhibits are filed with this registration statement on Form S-1:

Exhibit Number	Description of Exhibit
3.1 (1)	Articles of Incorporation and amendments thereto, dated July 19, 2005, October 18, 2005 and September 5, 2006
3.2 (1)	Bylaws
4.1 (2)	Form of Warrant Certificate issued October 15, 2009
4.1 (3)	Form of Warrant Certificate issued November 13, 2009
5.1 (5)	Opinion of Lang Michener LLP, with consent to use, regarding the validity of the securities being registered
10.1 (1)	Sale Contract for Oil and Gas Leases between Energy Program Accompany, LLC and Penasco Petroleum, Inc., dated August 24, 2006 (regarding the Holt, McKay and Strahan Leases)
10.2 (1)	Letter Agreement between Penasco Petroleum, Inc. and Tradestar Resources Corporation, dated September 1, 2006
10.3 (1)	Assignment, Bill of Sale and Conveyance between OPEX Energy LLC and Penasco Petroleum, Inc., dated effective August 1, 2006 (regarding the Welder Lease)
10.4 (1)	Participation Agreement between Rockwell Energy, LLC and the Company, dated October 2005 (regarding the Janssen Lease)
10.5 (1)	Oil, Gas and Mineral Lease between Henry J. Janssen Jr. and Penasco Petroleum, Inc., dated July 2006 (regarding the Janssen Lease)
10.6 (1)

Assignment and Bill of Sale between Penasco Petroleum, Inc. and ETG Energy Resources, dated October 2006, and Assignment between ETG Energy Resources and Penasco Petroleum, Inc., dated December 2006 (regarding the Janssen Lease)

10.7 (1)	Ratification Letter between Marmik Oil Company and Penasco Petroleum, Inc., dated October 2007 (regarding Little Mule Creek Project)
10.8 (1)	Assignment between Marmik Oil Company and Penasco Petroleum, Inc., dated November 2007 (regarding Little Mule Creek Project)
10.9 (4)	2009 Restated Stock Incentive Plan
10.10 (1)

Consulting Services and Options Agreement between the Company and Jim Thomas, dated April 2006, and Amended and Restated Consulting Services and Option Agreement between the Company and Jim Thomas, dated November 2007

10.10 (1)	Consulting Services and Options Agreement between the Company and Kyle Combest, dated August 2006
10.12 (1)	Professional Services Retainer Contract between the Company and Steven Carter, dated December 2006
10.13 (2)	Form of Securities Purchase Agreement regarding October 15, 2009 Private Placement
10.14 (2)	Form of Registration Rights Agreement regarding October 15, 2009 Private Placement
10.15 (3)	Form of Securities Purchase Agreement regarding November 13, 2009 Private Placement
10.16 (3)	Form of Registration Rights Agreement regarding November 13, 2009 Private Placement
21.1 (1)	Subsidiaries of the Company

Exhibit Number	Description of Exhibit
23.1 (5)	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (included in Exhibit 5.1)
23.3 (5)	Consent of Lonquist & Co. LLC, petroleum engineers
24.1	Power of Attorney (included in the signature page of this registration statement)

(1) Filed as an exhibit to our registration statement on Form S-1/A (Amendment No.1) filed with the SEC on February 8, 2008.

(2) Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 16, 2009.

(3) Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 16, 2009.

(4) Filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended July 31, 2009, as filed with the SEC on November 12, 2009.

(5) Filed herewith.

ITEM 17.           UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

1.    File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)   Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(c)    Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.   For determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Remove from registration by means of a post-effective registration statement any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Corpus Christi, State of Texas, on November 24, 2009.

STRATEGIC AMERICAN OIL CORPORATION By: "Randall Reneau" Randall Reneau President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY

Know all persons by these presents that that each individual whose signature appears below constitutes and appoints Randall Reneau as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.
Signature	Title	Date
"Randall Reneau" Randall Reneau	President, Chief Executive Officer, Principal Executive Officer and a director	November 24, 2009
"Johnathan Lindsay" Johnathan Lindsay	Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer, and a director	November 24, 2009
"Alan P. Lindsay" Alan P. Lindsay	Director	November 24, 2009
"Leonard Garcia" Leonard Garcia	Director	November 24, 2009

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